Exhibit 4.5

MASTER FACILITIES AGREEMENT

(CONTRATO DE ABERTURA DE CRÉDITO)

This “Master Facilities Agreement” (“Agreement”) is entered into by and among:

I.	as borrower:

SKY SERVIÇOS DE BANDA LARGA LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte, enrolled with the CNPJ (as defined below) under No. 00.497.373/0001-10, represented pursuant to its articles of association (“Borrower”);

II.	as initial lenders:

BANCO CITIBANK S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1111, 2º andar, parte, enrolled with the CNPJ under No. 33.479.023/0001-80, represented herein pursuant to its bylaws (“Citi”);

GOLDMAN SACHS DO BRASIL BANCO MÚLTIPLO S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte), enrolled with the CNPJ under No. 04.332.281/0001-30, represented herein pursuant to its bylaws (“Goldman Sachs”);

BANCO J.P. MORGAN S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares, enrolled with the CNPJ under No. 33.172.537/0001-98, represented herein pursuant to its bylaws (“J.P. Morgan”);

BANCO MORGAN STANLEY S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar, enrolled with the CNPJ under No. 02.801.938/0001-36, represented herein pursuant to its bylaws (“Morgan Stanley”);

BANCO DO BRASIL S.A., a sociedade de economia mista, a financial institution with its head office in the City of Brasília, Distrito Federal, Brazil, by its branch No. 1911-9 – Corporate SP, Infra. Incorp-SP, in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1230, 15º andar, Torre Matarazzo, enrolled with the CNPJ under No. 00.000.000/6954-08, represented herein pursuant to its bylaws (“BB”);

BANCO BNP PARIBAS BRASIL S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Presidente Juscelino Kubitschek 510, 10º a 14º andares, enrolled with the CNPJ under No. 01.522.368/0001-82, represented herein pursuant to its bylaws (“BNP”);

BANCO BRADESCO S.A., a financial institution with its head office in the City of Osasco, State of São Paulo, Brazil, at Núcleo Administrativo Cidade de Deus s/n.º, Vila Yara, enrolled with the CNPJ under No. 60.746.948/0001-12, represented herein pursuant to its bylaws (“Bradesco”);

ITAÚ UNIBANCO S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Brigadeiro Faria Lima 3500, 1º, 2º e 3º (parte), 4º e 5º andares, enrolled with the CNPJ under No. 60.701.190/4816-09, represented herein pursuant to its bylaws (“Itaú”);

BANCO MUFG BRASIL S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 1274, enrolled with the CNPJ under No. 60.498.557/0001-26, represented herein pursuant to its bylaws (“MUFG”);

BANCO SAFRA S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Paulista 2100, enrolled with the CNPJ under No. 58.160.789/0001-28, represented herein pursuant to its bylaws (“Safra”);

BANCO SANTANDER (BRASIL) S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida Presidente Juscelino Kubitschek 2041 e 2235, bloco A, enrolled with the CNPJ under No. 90.400.888/0001-42, represented herein pursuant to its bylaws (“Santander”); and

BANCO VOTORANTIM S.A., a financial institution with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 14.171, Torre A, 18º andar, enrolled with the CNPJ under No. 59.588.111/0001-03, represented herein pursuant to its bylaws (“Votorantim”, and, together with Citi, Goldman Sachs, J.P. Morgan, Morgan Stanley, BB, BNP, Bradesco, Itaú, MUFG, Safra and Santander, “Initial Lenders”, when referred to collectively and “Initial Lender”, when referred to individually);

III.	as guarantors:

GLA BRASIL LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 15º andar, sala A, Torre Norte, enrolled with CNPJ under No. 03.185.731/0001-47, represented pursuant to its articles of association (“GLA”);

PARTEL PARTICIPAÇÕES LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, parte 1, Torre Norte, enrolled with CNPJ under No. 02.620.749/0001-67, represented pursuant to its articles of association (“Partel”);

ACOM COMUNICAÇÕES LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, parte 2, Torre Norte, enrolled with CNPJ under No. 02.126.673/0001-18, represented pursuant to its articles of association (“ACOM Comunicações”);

ACOM TV LTDA., a limited liability company with its head office in the City of São Paulo, State of São Paulo, Brazil, at Avenida das Nações Unidas 12.901, 14º andar, parte 3, Torre Norte, enrolled with CNPJ under No. 03.736.351/0001-53, represented pursuant to its articles of association (“ACOM TV”);

BAHIASAT COMUNICAÇÕES LTDA., a limited liability company with its head office in the City of Lauro de Freitas, State of Bahia, Brazil, at Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio Norte Km 3,5, Estrada do Coco, enrolled with CNPJ under No. 42.083.519/0001-20, represented pursuant to its articles of association (“Bahiasat”);

MMDS BAHIA LTDA., a limited liability company with its head office in the City of Lauro de Freitas, State of Bahia, Brazil, at Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio Norte Km 3,5, Estrada do Coco, enrolled with CNPJ under No. 04.039.729/0001-22, represented pursuant to its articles of association (“MMDS”);

VRIO CORP., a corporation existing pursuant to the laws of the State of Delaware, United States (as defined below), with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (as defined below) (“Vrio”);

VRIO HOLDCO INC., a corporation existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (“Vrio Holdco”);

VRIO FINCO 1 LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its bylaws (“Vrio Finco 1”);

VRIO FINCO 2 INC., a corporation existing pursuant to the laws of the State of Delaware, United States, with registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its bylaws (“Vrio Finco 2”);

DIRECTV LATIN AMERICA, LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (“DIRECTV LA”);

DIRECTV DTH INVESTMENT LTD., an exempted company existing pursuant to the laws of the Cayman Islands, with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands., represented herein pursuant to its Organizational Documents (“DIRECTV DTH”);

GALAXY LATIN AMERICA INVESTMENTS, LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (“Galaxy”);

DS TECHNOLOGY, LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (“DS”);

DIRECTV CHILE, LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (“DIRECTV Chile”);

DIRECTV CHILE TELEVISIÓN LTDA., a sociedad de responsabilidad limitada existing pursuant to the laws of Chile, with its registered office at Avenida Vitacura 4.380, 11th floor, borough of Vitacura, Santiago, Chile, represented herein pursuant to its Organizational Documents (“DIRECTV Chile Televisión”);

DIRECTV DE URUGUAY LTDA., a sociedad de responsabilidad limitada exiting pursuant to the laws of Uruguay with its registered office at 21 de Setiembre 2726, Montevideo, Uruguay, represented herein pursuant to its Organizational Documents (“DIRECTV Uruguay”);

DIRECTV PERÚ S.R.L., a sociedad comercial de responsabilidad limitada, with its registered office at Av. Ricardo Palma 341, office 1301, district of Miraflores, City of Lima, represented herein pursuant to its Organizational Documents (“DIRECTV Peru”);

SURFIN, LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, United States, represented herein pursuant to its Organizational Documents (“Surfin”);

ALPHA TEL HOLDINGS LTD., an exempted company existing pursuant to the laws of the Cayman Islands, with its registered office at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, represented herein pursuant to its Organizational Documents (“Alpha Tel Holdings”);

DIRECTV COLOMBIA LTDA., a limited liability company existing pursuant to the laws of the Republic of Colombia, with its registered office at Av. Kr 45 (Autonorte) No. 103 – 60, Bogotá, Colombia, represented herein pursuant to its Organizational Documents (“DIRECTV Colombia”);

DTH ECUADOR C. LTDA., a compañía limitada existing pursuant to the laws of Ecuador, with its registered office at Av. La Coruña N 28-14 and Manuel Iturrey, Edif. Santa Fé, Quito, represented herein pursuant to its Organizational Documents (“DTH Ecuador”);

DIRECTV ECUADOR C. LTDA., a compañía limitada existing pursuant to the laws of Ecuador, with its registered office at Av. La Coruña N 28-14 and Manuel Iturrey, Edif. Santa Fé, Quito, represented herein pursuant to its Organizational Documents (“DIRECTV Ecuador”);

DIRECTV CARIBE LTD., an international business company existing pursuant to the laws of St. Lucia, with its registered office at Pointe Seraphine P.O. Box 195, Castries, St. Lucia, represented herein pursuant to its Organizational Documents (“DIRECTV Caribe”);

WHITE HOLDING B.V., a private company with limited liability existing pursuant to the laws of the Netherlands, with its registered office at Herikerbergweg 238 Luna Arena, 1101 CM Amsterdam, the Netherlands, represented herein pursuant to its Organizational Documents (“White Holding”);

TELECENTER PANAMERICA, LTDA., a limited liability company existing pursuant to the laws of the Republic of Colombia, with its registered address at Cl. 67 No. 7N – 85, Cali, Colombia, represented herein pursuant to its Organizational Documents (“Telecenter Panamerica”);

DTVLA HOLDINGS, S.L., a sociedad de responsabilidad limitada existing pursuant to the laws of Spain, with its registered office at Calle Hermosilla 11, 4º A, 28001 Madrid with its Spanish Tax ID is B65115800, represented herein pursuant to its Organizational Documents (“DTVLA Holdings”);

CALIFORNIA BROADCAST CENTER LLC, a limited liability company existing pursuant to the laws of the State of Delaware, United States, with its registered office at 1209 Orange Street, Wilmington, DE 19801, represented herein pursuant to its Organizational Documents (“California Broadcast”);

DTVLA COÖPERATIEF U.A., a corporative existing pursuant to the laws of the Netherlands, with its registered address at Herikerbergweg 238 Luna Arena, 1101 CM Amsterdam, the Netherlands, represented herein pursuant to its Organizational Documents (“DTVLA”); and

DTVLA B.V., a private company with limited liability existing pursuant to the laws of the Netherlands, with its registered address at Herikerbergweg 238 Luna ArenA, 1101 CM Amsterdam, the Netherlands, represented herein pursuant to its Organizational Documents (“DTVLA BV”); and

IV.	as administrative agent:

OLIVEIRA TRUST SERVICER S.A., a corporation with its branch in the City of São Paulo, State of São Paulo, Brazil, at Rua Joaquim Floriano 1052, 13º andar, enrolled with the CNPJ under No. 02.150.453/0002-00, represented herein pursuant to its by-laws (“Administrative Agent”, and together with the Borrower, the Initial Lenders and the Guarantors (as defined below) (including by way of the Joinder (as defined below)), “Parties”, when referred to collectively, and “Party”, when referred to individually);

WHEREAS:

(A)	for the purposes set forth in Section 2.2 below, the Borrower requested the granting of the Loans from each of the Initial Lenders;

(B)	the Loans shall be granted through the issuance of CCBs (as defined below);

(C)	the Guarantors have agreed to guarantee the obligations of the Borrower in connection with the Loans; and

(D)	subject to the terms and conditions set forth herein, including the Conditions Precedent (as defined below), each of the Initial Lenders, severally and not jointly, agrees to grant to the Borrower the Loans (as defined below) in the aggregate principal amount corresponding to the Commitment (as defined below) of such Initial Lender;

NOW THEREFORE, the Parties enter into this Agreement, in accordance with the following terms and conditions:

1.	DEFINITIONS

1.1	Definitions. The terms below are deemed defined terms for purposes of this Agreement, it being understood that the capitalized terms used in this Agreement and which are not defined herein shall have the meaning ascribed to them in the CCBs.

“ACOM Comunicações” has the meaning ascribed thereto in the preamble.

“ACOM TV” has the meaning ascribed thereto in the preamble.

“Administrative Agent” has the meaning ascribed thereto in the preamble, or whoever replaces it under the terms of the Intercreditor Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the representations and warranties set forth in this Agreement, neither AT&T Inc. nor any of its Subsidiaries (other than Vrio and its Subsidiaries) shall be deemed “Affiliates” of the Borrower.

“Agreement” has the meaning ascribed thereto in the preamble.

“Alpha Tel” means Alpha Tel S.A., a sociedad anonima existing pursuant to the laws of the Republic of Argentina, with its registered office at Paraguay 610, Floor 28, City of Buenos Aires, Republic of Argentina.

“Alpha Tel Holdings” has the meaning ascribed thereto in the preamble.

“Anti-Corruption Laws” means the Brazilian Federal Law No. 12,846, dated August 1, 2013, Brazilian Decree No. 8,420, dated March 18, 2015, the U.S. Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, or any other similar anti-bribery and anti-corruption laws of any other applicable jurisdiction, or the rules or regulations thereunder.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, treaty, order, decree, authorization, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, guidance, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Availability Period” means the period from the date hereof through April 24, 2018.

“Aval Guarantee” means the aval on the CCBs by the Brazilian Guarantors.

“B3” means B3 S.A. – Brasil, Bolsa, Balcão or B3 S.A. – Brasil, Bolsa, Balcão, Segmento CETIP UTVM, as applicable.

“Bahiasat” has the meaning ascribed thereto in the preamble.

“BB” has the meaning ascribed thereto in the preamble.

“BNP” has the meaning ascribed thereto in the preamble.

“Bond Financing” means the issuance of senior notes in the international capital markets, conducted by the Bond Issuers, in the aggregate principal amount of US$1,000,000,000.00 (one billion Dollars), in two tranches, pursuant to the Bond Indenture.

“Bond Indenture” means the Indenture, dated as of April 5, 2018, among the Bond Issuers, Vrio, Vrio Holdco and the subsidiaries of Vrio from time to time parties thereto as guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee, registrar, paying agent and transfer agent, and TMF Group New York, LLC and/or its affiliates, as collateral agent.

“Bond Issuers” means Vrio Finco 1 and Vrio Finco 2.

“Borrower” has the meaning ascribed thereto in the preamble.

“Borrower Financial Statements” has the meaning ascribed thereto in Section 4.1 below, clause VIII.

“Borrowing Date” means, subject to the satisfaction (or waiver by the Initial Lenders) of all Conditions Precedent, the date during the Availability Period on which the borrowings under the Loans are made, in accordance with the procedures set forth in Section 2 below, which shall occur no later than 2 (two) Business Days from the date of receipt of the Borrowing Notice.

“Borrowing Notice” means the Borrowing Notice prepared substantially in accordance with Exhibit I, that shall be delivered by the Borrower to the Administrative Agent and the Initial Lenders.

“Bradesco” has the meaning ascribed thereto in the preamble.

“Brazilian Guarantors” or “Avalistas” means GLA, Partel, ACOM Comunicações, ACOM TV, Bahiasat, MMDS and each Subsidiary that becomes an Avalista or a Brazilian Guarantor after the Borrowing Date pursuant to the Loan Documents.

“Business Day” means (i) with respect to any payment obligation, any day other than a Saturday, a Sunday, a declared holiday in the City of São Paulo, State of São Paulo, or a declared national holiday in Brazil; and (ii) with respect to any non-payment obligation, in addition to clause (i), any day on which banking institutions in the City of New York, State of New York, United States, are authorized to remain open or not required by law to remain closed.

“California Broadcast” has the meaning ascribed thereto in the preamble.

“Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CCB Account” has the meaning ascribed thereto in the respective CCB.

“CCBs” has the meaning ascribed thereto in Section 2.1 below.

“Citi” has the meaning ascribed thereto in the preamble.

“Civil Code” means Law No. 10,406, dated January 10, 2002.

“Civil Procedure Code” means Law No. 13,105, dated March 16, 2015.

“CNPJ” means the National Corporate Taxpayers Register of the Ministry of Finance.

“Consolidated Adjusted EBITDA” has the meaning ascribed thereto in the CCBs.

“Commitment” has the meaning ascribed thereto in Section 2.1 below.

“Conditions Precedent” has the meaning ascribed thereto in Section 4.1 below.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Charges” has the meaning ascribed thereto in Section 3.1 below, clause VII.

“Defaulting Lender” has the meaning ascribed thereto in the Intercreditor Agreement.

“DI Rate” has the meaning ascribed thereto in Section 3.1 below, clause I.

“DIRECTV Argentina” means DIRECTV Argentina S.A., a sociedad anonima existing pursuant to the laws of the Republic of Argentina, with its registered office at Paraguay 610, Floor 28, City of Buenos Aires, Republic of Argentina.

“DIRECTV Caribe” has the meaning ascribed thereto in the preamble.

“DIRECTV Chile” has the meaning ascribed thereto in the preamble.

“DIRECTV Chile Televisión” has the meaning ascribed thereto in the preamble.

“DIRECTV Colombia” has the meaning ascribed thereto in the preamble.

“DIRECTV DTH” has the meaning ascribed thereto in the preamble.

“DIRECTV Ecuador” has the meaning ascribed thereto in the preamble.

“DIRECTV LA” has the meaning ascribed thereto in the preamble.

“DIRECTV Peru” has the meaning ascribed thereto in the preamble.

“DIRECTV Uruguay” has the meaning ascribed thereto in the preamble.

“Dollar” means the official currency of the United States of America.

“DS” has the meaning ascribed thereto in the preamble.

“DTH Ecuador” has the meaning ascribed thereto in the preamble.

“DTVLA” has the meaning ascribed thereto in the preamble.

“DTVLA BV” has the meaning ascribed thereto in the preamble.

“DTVLA Holdings” has the meaning ascribed thereto in the preamble.

“Enforcement Measure” has the meaning ascribed thereto in the Intercreditor Agreement.

“Event of Default” means any event defined as “Events of Default” in the CCBs; provided that all processes and requirements for sending of notice, lapse of grace period, or both, have been met.

“Excess Proceeds” has the meaning ascribed thereto in the CCBs.

“Excess Proceeds Threshold” has the meaning ascribed thereto in the CCBs.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Galaxy” has the meaning ascribed thereto in the preamble.

“GLA” has the meaning ascribed thereto in the preamble.

“Goldman Sachs” has the meaning ascribed thereto in the preamble.

“Governmental Approval” means any action, order, consent, approval, concession, license, authorization, permit, grant, lease, franchise, certification, ruling, tariff, rate, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any federal, state, provincial, local or foreign court or tribunal or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantees” means, collectively, (i) the Aval Guarantee, in the case of the Brazilian Guarantors; and (ii) the Letters of Guarantee, in the case of the Offshore Guarantors.

“Guarantors” means, collectively, the Brazilian Guarantors and the Offshore Guarantors.

“Hazardous Materials” means all toxic, corrosive, flammable, explosive, carcinogenic, mutagenic, infectious or radioactive substances or wastes and all other hazardous or toxic substances, wastes or other pollutants, including petroleum or any fraction thereof, petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature to the extent regulated pursuant to any Social and Environmental Laws.

“Indebtedness” has the meaning ascribed thereto in the CCBs.

“Indemnitee” has the meaning ascribed thereto in Section 6.2 below.

“Initial Lenders” has the meaning ascribed thereto in the preamble.

“Intercreditor Agreement” means the “Contrato entre Credores de Determinadas Dívidas de Sky Serviços de Banda Larga Ltda.”, to be entered into on the Borrowing Date by and among the Lenders, the Borrower and the Administrative Agent, substantially in the form of Exhibit V, and any amendments and joinders thereto.

“Interest” has the meaning ascribed thereto in Section 3.1 below, clause I.

“IOF” means IOF – Imposto sobre Operações de Crédito, Câmbio e Seguro ou Relativas a Títulos e Valores Mobiliários.

“Itaú” has the meaning ascribed thereto in the preamble.

“Joinder” means the joinder to this Agreement substantially in the form of Exhibit VII.

“J.P. Morgan” has the meaning ascribed thereto in the preamble.

“Lenders” means, collectively, the holders of the CCBs.

“Letter of Guarantee – NY Law” means the “Guarantee”, governed by the laws of the State of New York, United States, to be issued by each Offshore Guarantor (directly or by joinders thereto) substantially in the form of Exhibit IV, on the Borrowing Date, and any amendments and joinders thereto.

“Letters of Guarantee” means, collectively, (i) the Letter of Guarantee – NY Law; and (ii) the Letters of Guarantee – Local Jurisdiction Law.

“Letters of Guarantee – Local Jurisdiction Law” means, collectively, (i) the fianza or other similar local law guarantee documentation, governed by the laws of Chile, to be issued by DIRECTV Chile Televisión Ltda. within 60 (sixty) days of the Borrowing Date; (ii) the fianza or other similar local law guarantee documentation, governed by the laws of Colombia, to be issued by DIRECTV Colombia Ltda. within 60 (sixty) days of the Borrowing Date; (iii) the fianza or other similar local law guarantee documentation, governed by the laws of Colombia, to be issued by Telecenter Panamerica Ltda. within 60 (sixty) days of the Borrowing Date; (iv) the fianza or other similar local law guarantee documentation, governed by the laws of Peru, to be issued by DIRECTV Perú S.R.L. within 60 (sixty) days of the Borrowing Date.

“Lien” has the meaning ascribed thereto in the CCBs.

“Loan Documents” means this Agreement, the CCBs, the Letters of Guarantee, the Intercreditor Agreement and such other documents or instruments relating to, or in connection with, the foregoing.

“Loans” means, collectively, each loan represented by each CCB.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations or financial condition of the Borrower, the Guarantors and their respective subsidiaries (taken as a whole); (ii) the ability of the Borrower and the Guarantors (taken as a whole) to perform any of their respective obligations under this Agreement or any of the other Loan Documents to which it is a party; (iii) the validity or enforceability of this CCB or any other Loan Document; or (iv) the rights and/or remedies of the Administrative Agent and/or the Initial Lenders under this Agreement or any other Loan Document (but not as a result of any circumstance affecting a particular Initial Lender).

“Material Subsidiary” has the meaning ascribed thereto in the CCBs.

“Maturity Date” means, for each CCB, the date corresponding to 5 (five) years after the Borrowing Date (or, if such date is not a Business Day, the immediately subsequent Business Day), as provided in Section 3 below, provided that the Maturity Date will be the same for all CCBs.

“MMDS” has the meaning ascribed thereto in the preamble.

“Morgan Stanley” has the meaning ascribed thereto in the preamble.

“MUFG” has the meaning ascribed thereto in the preamble.

“Obligations” has the meaning ascribed thereto in the CCBs.

“OFAC” means the United States Department of the Treasury’s Office of Foreign Assets Control of the United States.

“Offshore Guarantors” means, collectively, Vrio, Vrio Holdco, Vrio Finco 1, Vrio Finco 2, DIRECTV LA, DIRECTV DTH, Galaxy, DS, DIRECTV Argentina, DIRECTV Chile, DIRECTV Chile Televisión, DIRECTV Uruguay, DIRECTV Peru, Surfin, Alpha Tel Holdings, Alpha Tel, DIRECTV Colombia, DTH Ecuador, DIRECTV Ecuador, DIRECTV Caribe, White Holding, Telecenter Panamerica, DTVLA Holdings, California Broadcast, DTVLA, DTVLA BV and each Subsidiary that becomes an Offshore Guarantor after the Borrowing Date pursuant to the Loan Documents.

“Opinion of Counsel” has the meaning ascribed thereto in the CCBs.

“Organizational Documents” means, with regard to any Person, (i) its articles of incorporation or other similar document; (ii) its estatuto social, contrato social, by-laws or other similar document; and/or (iii) any shareholder rights agreement, joint venture agreement or other similar agreement to which such Person is party.

“Parent IPO” means the issuance of shares pursuant to the initial public offering of common equity of Vrio that is registered with the SEC.

“Pari Passu Indebtedness” has the meaning ascribed thereto in the CCBs.

“Partel” has the meaning ascribed thereto in the preamble.

“Permitted Liens” has the meaning ascribed thereto in the CCBs.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Prepayment Cost” has the meaning ascribed thereto in the CCB.

“Principal” has the meaning ascribed thereto in Section 3.1 below, clause II.

“Process Agent” has the meaning ascribed thereto in the Letter of Guarantee – NY Law.

“Projections” has the meaning ascribed thereto in Section 5.1 below, clause XIV.

“Real” means the official Brazilian currency.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and representatives of such Person and of such Person’s Affiliates.

“Restricted Subsidiaries” has the meaning set forth in the CCBs.

“Safra” has the meaning ascribed thereto in the preamble.

“Sanctioned Country” means any country or territory that is the subject or target of comprehensive Sanctions (on the date hereof, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is (i) listed on or covered by any Sanctions-related list of designated persons maintained by any Sanctions Authority; or (ii) otherwise a Person with whom a national of the United States, the European Union, the United Kingdom, any member state of the European Union or Brazil, if applicable, would be prohibited or restricted under any Sanctions from engaging in trade, business or other activities.

“Sanctions” means economic sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means (i) the United States government, the government of the European Union, the United Kingdom, any member state of the European Union or Brazil or any Governmental Authority with jurisdiction over the Borrower or any Guarantor, its Affiliates or any party to the Loan Documents; or (ii) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC and the United States Department of State.

“Santander” has the meaning ascribed thereto in the preamble.

“SDN List” means the Specially Designated Nationals and Blocked Persons List, maintained by the OFAC.

“SEC” means the U.S. Securities and Exchange Commission.

“Social and Environmental Laws” means any and all applicable federal, state, local and foreign laws, rules, regulations, judgments, decrees and orders relating to the protection of the environment and natural resources or human health or safety as it relates to Hazardous Material handling or exposure, the management, release or threatened release of any Hazardous Material or to health and safety matters, including, but not limited to, those regarding occupational health and safety as it relates to Hazardous Material handling or exposure, child or slave labor or prostitution.

“Subsidiary” has the meaning ascribed thereto in the CCBs.

“Surfin” has the meaning ascribed thereto in the preamble.

“Taxes” means taxes, contributions, imposts, assessments, withholdings, duties, assessments or other governmental charges or other deductions of whatever nature, including any penalties and interest relating thereto.

“Telecenter Panamerica” has the meaning ascribed thereto in the preamble.

“Termination Date” means the date on which the Total Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been indefeasibly paid in full in cash and all Loans shall have terminated.

“Total Obligations” means, collectively, the outstanding amount of Principal of, and Interest on, the Loans and other obligations of the Borrower and/or the Guarantors (including Default Charges, Prepayment Cost and reimbursement obligations) due from time to time to the Administrative Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, in each case, whether on account of principal, interest, reimbursement obligations, fees, prepayment cost, indemnities, expenses, penalties or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by the Borrower and/or by any of the Guarantors under the Loan Documents).

“United States” or “U.S.” means the United States of America.

“Votorantim” has the meaning ascribed thereto in the preamble.

“Vrio” has the meaning ascribed thereto in the preamble.

“Vrio Financial Statements” has the meaning ascribed thereto in Section 4.1 below, clause VIII.

“Vrio Finco 1” has the meaning ascribed thereto in the preamble.

“Vrio Finco 2” has the meaning ascribed thereto in the preamble.

“Vrio Holdco” has the meaning ascribed thereto in the preamble.

“White Holding” has the meaning ascribed thereto in the preamble.

1.2	Principles of Interpretation. The following principles shall be observed for interpretation of the provisions of this Agreement:

I.	all references in this Agreement to sections and exhibits are references to sections of and exhibits to this Agreement, unless otherwise expressly provided;

II.	the terms defined in this Agreement shall also apply to the singular and plural and masculine and feminine forms, unless otherwise expressly provided;

III.	unless otherwise inferred from the context, any reference in this Agreement to any Person, in any capacity, shall include the successors and assignees thereof and, in the case of any agency, body or Governmental Authority, any Person who may succeed it in its duties and powers; and

IV.	unless otherwise inferred from the context, references to any contract, document or Applicable Law shall be considered references to such contract, document or Applicable Law as altered, amended, restated, supplemented or otherwise modified from time to time.

2.	COMMITMENT AND LOANS

2.1	Commitment. Subject to the terms and conditions set forth herein, including the Conditions Precedent and the borrowing procedure in Section 4.3 below, each Initial Lender, severally and not jointly, undertakes to grant, on the Borrowing Date, the Loans to the Borrower, in the aggregate principal amount set forth below opposite each such Initial Lenders’ name (each a “Commitment”), to be evidenced by bank credit notes (cédulas de crédito bancário), to be issued by the Borrower in favor of each Initial Lender substantially in the form of Exhibit II (collectively, “CCBs”):[1]

I.	Citi: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

II.	Goldman Sachs: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

III.	J.P. Morgan: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

[1]	The Reais conversion date of the Facility will be on or prior to the execution date of the Master Agreement.

IV.	Morgan Stanley: R$178,500,000.00 (one hundred and seventy eight million, five hundred thousand Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

V.	BB: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

VI.	BNP: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

VII.	Bradesco: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

VIII.	Itaú: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

IX.	MUFG: R$178,500,000.00 (one hundred and seventy eight million, five hundred thousand Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

X.	Safra: R$175,000,000.00 (one hundred and seventy-five million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III;

XI.	Santander: R$175,000,000.00 (one hundred and seventy-five million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III; and

XII.	Votorantim: R$175,000,000.00 (one hundred and seventy-five million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III.

2.2	Use of Proceeds. The proceeds of the Loans (together with proceeds from the Bond Financing) will be used (i) to repay certain indebtedness of Vrio or its affiliates; (ii) to fund a dividend distribution to the parent of Vrio; (iii) to fund certain fees and expenses associated with the Loans; and (iv) any excess, for general corporate purposes of the Borrower.

2.3	Defaulting Initial Lender. The failure of any Initial Lender to make a Loan pursuant to the terms hereof on the Borrowing Date that is not as a result of any Condition Precedent not being satisfied shall not relieve any other Initial Lender to make a Loan pursuant to the terms hereof on the Borrowing Date, and neither any other Initial Lender shall (i) be responsible for the failure of any defaulting Initial Lender to make a Loan pursuant to the terms hereof; or (ii) have any obligation to the Borrower or any other Person, including any Initial Lender, for any such failure by any defaulting Initial Lender.

3.	CHARACTERISTICS OF THE LOANS

3.1	Characteristics of the Loans. The Loans to be granted through the CCBs shall have the following characteristics:

I.	Interest. The outstanding Principal amount under each Loan shall bear interest corresponding to 100% (one hundred percent) of the accrued variation of the daily average rate of overnight interbank deposits (the “DI – Depósitos Interfinanceiros de um dia, over extra-grupo”), expressed in the form of a percentage per annum, based upon a 252 (two hundred fifty-two) business day year, calculated and published daily by B3, at its daily communicatory available in its website (http://www.cetip.com.br, or the website that replaces it) (“DI Rate”), plus the rate per annum of 1.75% (one and seventy-five hundredths percent), based upon a 252 (two hundred fifty-two) business day year, or the equivalent thereof based upon a 360 (three hundred sixty) day year, calculated exponentially and cumulatively and pro rata temporis per Business Day or calendar day, as the case may be, based on the method of calculation, elapsed from the Borrowing Date (as defined below) or the immediately preceding date set for payment of Interest due on the Loans, as the case may be, to the date of actual payment (“Interest”).

II.	Payment of Principal. Subject to the payments arising from prepayment, pursuant to clauses IV, V and VI below, and/or acceleration of the Total Obligations as set forth in the CCBs, the principal amount of each Loan (“Principal”) shall be repaid by the Borrower on the following dates (or, if any such date is not a Business Day, on the immediately following Business Day) and percentages of the original Principal amount thereof on the Borrowing Date:

Principal Amortization Date	Principal Amortization Percentage (Based on the Original Principal Amount)
30th month after the Borrowing Date	16.67%
36th month after the Borrowing Date	16.67%
42th month after the Borrowing Date	16.67%
48th month after the Borrowing Date	16.67%
54th month after the Borrowing Date	16.67%
Maturity Date	Balance

III.	Payment of Interest. Subject to the payments arising from prepayment and/or acceleration of the Total Obligations as set forth in the CCBs, the Interest on each Loan shall be paid quarterly from the Borrowing Date (or, if any such date is not a Business Day, on the immediately following Business Day).

IV.	Voluntary Prepayment. The Borrower may voluntarily prepay, in whole or in part, all outstanding Loans, provided that:

(a)	the Borrower has sent a written notice to the Administrative Agent (for prompt delivery to the Lenders) at least 5 (five) Business Days prior to the intended prepayment date to inform the Administrative Agent of its intention to prepay all or any portion of the Loans, specifying the amount of such prepayment (which must be in an amount of at least R$10,000,000.00 (ten million Reais)) and the relevant prepayment date; provided such notice shall be irrevocable except to the extent conditioned on the consummation of an acquisition, investment, change of control, debt or equity offering, or debt financing, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied;

(b)	on the relevant prepayment date, the Borrower shall pay:

(i)	the relevant Principal amount of such prepayment of the CCBs;

(ii)	the accrued Interest to the date of such prepayment; and

(iii)	the Prepayment Cost, provided that the Prepayment Cost will not be due if (1) cumulatively, (A) on or before the date corresponding to the 180th (one hundred eightieth) day after the Borrowing Date, Vrio has not consummated the Parent IPO; (B) the prepayment occurs on or before date corresponding to the 210th (two hundred tenth) day after the Borrowing Date; and (C) the Termination Date shall have occurred in connection with such prepayment; or (2) the prepayment occurs on or after the date corresponding to the 4th (fourth) anniversary of the Borrowing Date (inclusive);

(c)	any voluntary prepayment shall be applied to prepay the remaining installments of all Loans as directed by the Borrower;

(d)	any voluntary prepayment shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them; and

(e)	amounts that are prepaid may not be reborrowed by the Borrower under the Loan Documents.

V.	Mandatory Prepayment – Asset Sale. The Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall apply 100% (one hundred percent) of the Excess Proceeds from any Asset Sale to (i) prepay the Loans and (ii) to the extent the Bond Indenture or any other Pari Passu Indebtedness of such Person so requires such Person to prepay or to make an offer to purchase a pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness, to prepay or make an offer to purchase such pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such notes, Pari Passu Indebtedness and the Loans, plus the amount of accrued but unpaid interest thereon and in the aggregate maximum amount that may be prepaid or purchased out of the Excess Proceeds from any Asset Sale, within 30 (thirty) days after the date that the Excess Proceeds from any Asset Sale exceed the Excess Proceeds Threshold, provided that:

(a)	the Borrower has sent a written notice to the Administrative Agent (for prompt delivery to the Lenders) at least 5 (five) Business Days prior to the mandatory prepayment date to inform the Administrative Agent of such mandatory prepayment, specifying:

(i)	the relevant Asset Sale and the calculation of the Excess Proceeds thereof;

(ii)	the amount of such prepayment and/or offer; and

(iii)	the relevant mandatory prepayment date and/or offer date;

(b)	on the relevant mandatory prepayment date and/or offer date, the Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall:

(i)	apply 100% (one hundred percent) of the Excess Proceeds from any Asset Sale to (1) prepay the Loans then outstanding and (2) to the extent the Bond Indenture or any other Pari Passu Indebtedness so requires such Person to prepay or to make an offer to purchase a pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness, prepay or make an offer to purchase such pro rata portion of the notes issued under the Bond Financing and/or obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such notes, Pari Passu Indebtedness and the Loans, plus the amount of accrued but unpaid interest thereon and in the aggregate the maximum amount that may be prepaid or purchased out of the Excess Proceeds from any Asset Sale, provided that the amounts so applied shall be applied on a pro rata basis to (x) the outstanding Loans along with any accrued but unpaid interest on such Loans and (y) to the extent the Bond Indenture or any other Pari Passu Indebtedness requires such Person to prepay or make an offer to purchase the notes issued under the Bond Financing or such Pari Passu Indebtedness, the outstanding principal amount of notes issued under the Bond Financing and/or the outstanding principal amount of such Pari Passu Indebtedness, along with any accrued but unpaid interest on such notes and such Pari Passu Indebtedness provided, further, that, for the purposes of such calculation the amount of the outstanding principal and interest amount of notes under the Bond Financing, and such amounts of obligations under the Pari Passu Indebtedness and the Loans shall be calculated based on the definition of “Indebtedness” in the CCBs; and

(ii)	pay the Default Charges (if applicable) and other fees and expenses (if applicable) due under the Total Obligations, provided that such amounts are specified by the Administrative Agent in writing in 5 (five) Business Days as of receipt of the notice mentioned in clause (a) above;

(c)	any mandatory prepayment herein shall be applied to prepay all remaining installments of all Loans on a pro rata basis;

(d)	any mandatory prepayment shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them;

(e)	amounts that are prepaid may not be reborrowed by the Borrower under the Loan Documents; and

(f)	any amounts that are offered to prepay the notes or Pari Passu Indebtedness as set forth above which are not accepted by such noteholders or the holders of such Pari Passu Indebtedness shall no longer constitute Excess Proceeds and may be used by the Borrower for any purpose not prohibited by the Loan Documents.

VI.

Mandatory Prepayment – Insurance Event. The Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall apply 100% (one hundred percent) of the Excess Proceeds from any Insurance Event to (i) prepay the Loans and (ii) to the extent any Pari Passu Indebtedness of such Person so requires such person to prepay or to make an offer to purchase a pro rata portion of the obligations under such Pari Passu Indebtedness, to prepay or make an offer to purchase such pro rata portion of such obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such Pari Passu Indebtedness and the Loans plus the amount of accrued but unpaid interest thereon in the aggregate maximum amount that may be prepaid out of the Excess Proceeds from any Insurance Event, within 30 (thirty) days after the date that the Excess Proceeds from any Insurance Event exceed the Excess Proceeds Threshold, provided that:

(a)	the Borrower has sent a written notice to the Administrative Agent (for prompt delivery to the Lenders) at least 5 (five) Business Days prior to the mandatory prepayment date to inform the Administrative Agent of such mandatory prepayment, specifying:

(i)	the relevant Insurance Event and the calculation of the Excess Proceeds thereof; and

(ii)	the amount of such prepayment and/or offer;

(iii)	the relevant mandatory prepayment date and/or offer date;

(b)	on the relevant mandatory prepayment date and/or offer date, the Borrower (directly or through the Bond Issuers or any Restricted Subsidiary) shall:

(i)	apply 100% (one hundred percent) of the Excess Proceeds from any Insurance Event to (1) prepay the Loans then outstanding and (2) to the extent any Pari Passu Indebtedness so requires such Person to prepay or to make an offer to purchase a pro rata portion of the obligations under such Pari Passu Indebtedness, prepay or make an offer to purchase such pro rata portion of such obligations under such Pari Passu Indebtedness in each case based on the outstanding principal amount of such Pari Passu Indebtedness and the Loans, plus the amount of accrued but unpaid interest thereon and in the aggregate the maximum amount that may be prepaid or purchased out of the Excess Proceeds from any Insurance Event, provided that for the purposes of such calculation the amount of the outstanding principal and interest amount of such amounts of obligations under the Pari Passu Indebtedness and the Loans shall be calculated based on the definition of “Indebtedness” in the CCBs; and

(ii)	pay the Default Charges (if applicable) and other fees and expenses (if applicable) due under the Total Obligations, provided that such amounts are specified by the Administrative Agent in writing in 5 (five) Business Days as of receipt of the notice mentioned in clause (a) above;

(c)	any mandatory prepayment herein shall be applied to prepay all remaining installments of all Loans on a pro rata basis;

(d)	any mandatory prepayment shall be made for the account of the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to them;

(e)	amounts that are prepaid may not be reborrowed by the Borrower under the Loan Documents; and

(f)	any amounts that are offered to prepay the Pari Passu Indebtedness as set forth above which are not accepted by the holders of such Pari Passu Indebtedness shall no longer constitute Excess Proceeds and may be used by the Borrower for any purpose not prohibited by the Loan Documents.

VII.	Default Charges. In case of delay or failure to make payment of any of the Total Obligations, Interest on the past-due amounts will continue to accrue, plus (i) a flat non-compensatory late payment penalty of 2% (two percent); and (ii) late payment interest of 1% (one percent) per month (items (i) and (ii), collectively, “Default Charges”), regardless of judicial or extrajudicial notice.

VIII.	Taxes. All payments made by the Borrower or any Guarantor of amounts due under the terms of this Agreement and the other Loan Documents shall be made free and clear of deductions or withholdings in respect of any Taxes, due or that may become due, imposed, levied or charged by any Governmental Authority. If the Borrower or any Guarantor is required by law to deduct any Taxes from or in respect of any sum payable to any Lender pursuant to this Agreement or the other Loan Documents, such sum will be increased as may be necessary so that after making the required deductions, such Lender receives an amount equal to the sum it would have received had no such deductions been made. The Borrower and the Guarantors will promptly pay any and all present and future Taxes, including as a result of any increase in the Tax rate or a change in the calculation basis or in the term for its collection, and will indemnify each Lender for and hold it harmless against any such Taxes and any liability arising therefrom or with respect thereto (without duplication of any payment or indemnification made pursuant to Section 6 below). If withholding Tax is applicable, the Borrower or the applicable Guarantor will provide the Lenders with an original or authenticated copy of the Tax receipt, upon request by any Lender.

IX.	Guarantees. The payment of the Total Obligations shall be irrevocably guaranteed by the Guarantors, pursuant to:

(a)	the Aval Guarantee, in the case of the Brazilian Guarantors. The Brazilian Guarantors shall execute each CCB as sureties, guarantors, principal payors and jointly and severally liable for all obligations of the Borrower under each CCB and for the payment in full of all obligations under each CCB, including Principal, Interest, Default Charges (if applicable) and Prepayment Cost (if applicable); and

(b)	the Letters of Guarantee, in the case of the Offshore Guarantors. The Offshore Guarantors shall execute the Letter of Guarantee – NY Law and, within 60 (sixty) days from the Borrowing Date, shall execute the Letters of Guarantee – Local Jurisdiction Law, in each case, as guarantors and jointly and severally liable for all obligations of the Borrower under the CCBs and for the payment in full of all obligations under each CCB, including Principal, Interest, Default Charges (if applicable) and Prepayment Cost (if applicable).

X.

Additional Guarantors. The Parent Guarantors and the Bond Issuers shall, within 30 (thirty) days after the date on which (i) a Restricted Subsidiary (including any Restricted Subsidiary that is created or acquired by the Borrower, any Bond Issuer or one or more Restricted Subsidiaries) (x) becomes a Material Subsidiary; or (y) incurs, guarantees or otherwise becomes an obligor of the

Indebtedness under the Bond Financing, make such Restricted Subsidiary a Guarantor; or (ii) the Guarantors would represent less than 80% (eighty percent) of the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis or 80% (eighty percent) of the Total Assets of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis, make one or more of the Restricted Subsidiaries Guarantors such that the Guarantors represent at least 80% (eighty percent) of the Consolidated Adjusted EBITDA of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis and at least 80% (eighty percent) of the Total Assets of the Bond Issuers and the Restricted Subsidiaries on a consolidated basis, by, in each case, executing and delivering to the Administrative Agent:

(a)	(i) in case such Restricted Subsidiary is domiciled in Brazil, an amendment to the CCBs; or (ii) in case such Restricted Subsidiary is domiciled outside of Brazil, an amendment or joinder agreement to the Letters of Guarantee or such other local law documentation as is customary, in the reasonable determination of the Borrower, to evidence the guarantee of a Guarantor organized under such local law; and

(b)	an Opinion of Counsel to the effect that such amendment, joinder agreement or other documentation, as the case may be, (i) has been duly authorized, executed and delivered; and (ii) constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided, however, that (A) such Subsidiaries shall not be required to provide a Guarantee if Applicable Law or any contractual obligation not entered into in contemplation of any Loan Document or the provision of a Guarantee would prohibit or limit such Restricted Subsidiary from guaranteeing the Total Obligations; and (B) the Obligations of each Guarantor under its Guarantee will be limited as necessary to recognize certain defenses generally available to Guarantors or other considerations under Applicable Law of the jurisdiction of the Guarantors (including for financial assistance, general statutory limitations, corporate benefits, fraudulent preference, “thin capitalization” and “capital maintenance” rules), and provided, further, that (x) in case of a Subsidiary of a jurisdiction in which a Guarantee has been issued, the terms and conditions of the Guarantee shall be the same as of such issued Guarantee; and (y) in case of Subsidiary of a jurisdiction in which no Guarantee has been issued, the terms and conditions of the Guarantee shall be, to the maximum extent permitted by Applicable Law, substantially equal to the issued Guarantees.

3.1.1	Additional characteristics of the CCBs are described in Exhibit II, which the Parties acknowledge and accept.

3.2	Pro Rata Treatment. Except as otherwise provided in the Intercreditor Agreement, all payments by the Borrower and the Guarantors under the Loans, whether at the stated payment dates, in advance or otherwise, shall be made to the Lenders pro rata in accordance with the respective unpaid Principal amounts of the Loans then due and payable to each Lender under the Loan Documents.

3.3	Intercreditor Agreement. On or before the Borrowing Date, the Lenders and the Borrower shall enter into the Intercreditor Agreement to govern (i) the pro rata treatment of the Lenders; (ii) waivers, amendments and decisions related to the Loan Documents, the Total Obligations or the Obligations owed to each Lender; (iii) collection or enforcement of the Loan Documents; (iv) Defaulting Lenders; (v) the assignment of the CCBs; and (vi) the appointment, powers and immunities of the Administrative Agent.

4.	CONDITIONS PRECEDENT

4.1	Conditions Precedent. The obligations of the Initial Lenders to disburse the Loans hereunder shall become effective on the date on which the Administrative Agent and the Initial Lenders shall have received each of the following documents or each of the following conditions shall have been satisfied, as applicable (in each case, by no later than the day falling 2 (two) Business Days prior to the last day of the Availability Period), each of which shall be satisfactory to the Initial Lenders in form and substance (or waived by the Initial Lenders) (collectively, the “Conditions Precedent”):

I.	Corporate Documents. The Administrative Agent and the Initial Lenders shall have received copies of:

(a)	the Organizational Documents of the Borrower and each Guarantor, and, if required by Applicable Law, (i) duly registered with each relevant Governmental Authority; and (ii) with the respective publications; and

(b)	documents, including, if necessary, appropriate resolutions authorizing the execution, delivery and performance of the Loan Documents by the Borrower and each Guarantor to which it is a party, and, if required by Applicable Law, (i) duly registered or filed (protocolado) for registration with each relevant Governmental Authority; and (ii) with the respective publications;

II.	Powers of Attorney. If applicable, the Administrative Agent and the Initial Lenders shall have received certified copy of the powers of attorney duly executed and, in case of any power of attorney granted outside Brazil, (a) notarized by a notary public licensed to act as such under the laws of the place of signing; (b) with the signature of such notary public authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (c) accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (d) registered with the appropriate Registry of Deeds and Documents.

III.	Loan Documents. The Administrative Agent and the Initial Lenders shall have received each of the following documents, each in form and substance satisfactory to the Initial Lenders:

(a)	an original of this Agreement, duly executed and delivered by each of the parties hereto (including by way of a Joinder hereto);

(b)	with respect to (i) each Initial Lender, the original negotiable instrument of the CCBs issued in favor of such Initial Lender, evidencing the respective portion of the Loans in accordance with Section 2.1 above, duly executed and delivered by the Borrower and each Brazilian Guarantor; and (ii) the Administrative Lender, a copy of each CCB pursuant to item (i) above;

(c)	a copy of the Letter of Guarantee – NY Law, duly executed and delivered by each Offshore Guarantor (including by way of a joinder thereto); and

(d)	an original of the Intercreditor Agreement, duly executed and delivered by each of the parties thereto.

IV.	Process Agent. Each of the Guarantors executing the Letter of Guarantee – NY Law shall have appointed the Process Agent as its agent for service of process in New York in respect of any dispute arising from or relating to the Letter of Guarantee – NY Law, and shall have furnished evidence of such appointment and a Process Agent acceptance, duly executed and delivered by the Process Agent.

V.	Certificates. The Administrative Agent and the Initial Lenders shall have received certificates dated the Borrowing Date of the Borrower and each Guarantor executed by chief executive officer, chief operating officer, president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary, or any other officer or legal representative of the Borrower and each Guarantor with corporate powers to represent it certifying (a) that the Organizational Documents are true, complete and correct as of the date of such certificate; (b) that the corporate resolutions (if applicable) of the Borrower and each Guarantor authorizing the execution, delivery and performance of the Loan Documents and the transactions contemplated thereunder, have not been amended, modified, revoked or rescinded as of the date of such certificate; (c) as to the incumbency and signatures of the officers or legal representatives thereof authorized to execute any document in connection with the transactions contemplated by each of the Loan Documents; (d) that all of its respective representations and warranties in, with respect to the Borrower and each Guarantor, this Agreement and in any other Loan Documents, are true and correct on and as of the Borrowing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (e) that no Default of any covenant or obligation under the Loan Documents or an Event of Default has occurred and is continuing or would result from any borrowing on such date or result as a consequence of the making of the Loans.

VI.	Opinions of Counsels. The Administrative Agent and the Initial Lenders shall have received reasonably satisfactory legal opinions addressed to the Initial Lenders and covering customary matters from:

(a)	Veirano Advogados, Brazilian counsel to the Borrower and the Guarantors;

(b)	Sullivan & Cromwell, U.S. counsel to the Borrower and the Guarantors;

(c)	Bruchou, Fernández Madero & Lombardi, Argentine counsel to the Borrower and the Guarantors;

(d)	Barros & Errázuriz, Chilean counsel to the Borrower and the Guarantors;

(e)	Brigard & Urrutia, Colombian counsel to the Borrower and the Guarantors; and

(f)	Garrigues, Peruvian counsel to the Borrower and the Guarantors.

VII.	Consents and Approvals. The Administrative Agent and the Initial Lenders shall have received evidence reasonably satisfactory to it of the receipt of all consents, approvals, registrations and filings required to make the Loans, the Guarantees and to execute the Loan Documents, including all regulatory approvals and licenses, if applicable.

VIII.	Financial Statements. The Administrative Agent and the Initial Lenders shall have received:

(a)	the unaudited consolidated balance sheet and income statement (but not the cash flow statement) of the Borrower (which may include the financial information of DS) with respect to the fiscal year ended on December 31, 2017 (“Borrower Financial Statements”); and

(b)	the audited consolidated financial statements (including balance sheet, income statement, cash flow statement and related notes and the report on the annual financial statements by Vrio’s independent public accounting firm duly registered pursuant to Applicable Laws) of Vrio with respect to the fiscal year ended on December 31, 2017, in accordance with GAAP (“Vrio Financial Statements”).

IX.	Payment of Fees. The Administrative Agent and the Lenders shall substantially concurrently with the making of the Loans have received all fees and other amounts due and payable on or prior to the Borrowing Date, including reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document; provided that invoices with respect to such fees and other amounts are received by the Borrower at least 2 (two) Business Days prior to the Borrowing Date.

X.	Payment of Taxes. The Administrative Agent and the Initial Lenders shall have received evidence of payment of any Taxes payable in connection with the disbursement of the Loans, as contemplated hereby.

XI.	Regulatory Information. The Administrative Agent and the Initial Lenders shall have received all documentation customarily required by the Initial Lenders and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations.

XII.	Representations and Warranties. The representations and warranties of each of the Borrower and the Guarantors shall be true and correct on and as of the Borrowing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct on and as of the Borrowing Date or on such earlier date, as the case may be, after giving effect to such qualification therein.

XIII.	No Default. No default of any covenant or obligation under the Loan Documents or Event of Default shall have occurred and be continuing on and as of the Borrowing Date or result as a consequence of the making of the Loans.

XIV.	No Material Adverse Effect. No occurrence of any event or condition, which has or could reasonably be expected to have a Material Adverse Effect since the last financial statements delivered to the Initial Lenders.

XV.	Bond Financing. The senior notes to be issued by the Bond Issuers in respect of the Bond Financing shall have been issued.

XVI.	Borrowing Notice. The Administrative Agent and the Initial Lenders shall have received the Borrowing Notice in accordance with Section 4.3 below.

4.2	Satisfaction of Conditions Precedent. Each Initial Lender shall be deemed to have agreed and accepted each document, and to have approved and accepted (and to have directed the Administrative Agent to approve and accept) each other matter delivered or occurring pursuant to Section 4.1 above, unless such Initial Lender (before making its Loan available to the Borrower) notifies the Administrative Agent in writing that it does not so agree with or accept such document or other matters.

4.3	Borrowing Notice. During the Availability Period, and provided that all Conditions Precedent are satisfied or waived by the Initial Lenders (such waiver in their sole and absolute discretion), the Borrower may request the borrowing under the Loans for the full amount of the Commitment of each Initial Lender, by delivery of the Borrowing Notice addressed to the Administrative Agent and the Initial Lenders, no later than 12:00 (noon), Brasília time, 2 (two) Business Days before the requested Borrowing Date. Such Borrowing Notice shall be duly signed by the Borrower’s legal representative, shall be irrevocable and shall be hand delivered or delivered by email in portable document (.pdf) to the Administrative Agent for prompt delivery to the Initial Lenders. The Initial Lenders’ commitment to make the Loans hereunder shall automatically terminate on the earlier of (i) the occurrence of the Borrowing Date and the disbursement of the Loans hereunder; (ii) 10 a.m., Brasilia time, on the last day of the Availability Period (other than with respect to any defaulting Initial Lender); and (iii) the termination of this Agreement pursuant to Section 4.6 below.

4.4	Disbursement. The disbursement of the Loans under each CCB by the Initial Lenders shall occur on the Borrowing Date, in one single drawdown in an amount corresponding to such Initial Lender’s Commitment, pursuant to the terms of the applicable CCBs.

4.5	Procedure for Making the Loans. Upon the satisfaction (or waiver by the Initial Lenders) of all Conditions Precedent, each Initial Lender shall make its respective Loan available to the Borrower on the Borrowing Date, by crediting to the corresponding CCB Account of the Borrower the respective Principal under each Loan, minus the amounts related to the IOF and, if applicable, the other Taxes and fees owed to the Initial Lenders, in each case, due and payable in connection with the disbursement of the Loan.

4.6	Termination. The Initial Lenders may have the right to terminate this Agreement in the event of failure by the Borrower and/or the Guarantors to satisfy any of the Conditions Precedent and/or non-compliance to any of terms and conditions set forth herein by the Borrower prior to the expiration of the Availability Period.

5.	REPRESENTATIONS AND WARRANTIES OF THE BORROWER AND THE GUARANTORS

5.1	Representations and Warranties. Each of the Borrower and the Guarantors hereby jointly and severally represents and warrants to the Initial Lenders, on the date hereof and on the Borrowing Date, that:

I.

Existence, Power and Authority. The Borrower and each Guarantor: (a) are corporations, limited liability companies, exempted companies, sociedades de responsabilidad limitada, sociedades comerciales de responsabilidad limitada, compañías limitadas, international business companies, private companies, or corporatives, as the case may be, duly organized, validly existing and, to the extent applicable under the laws of their jurisdiction of organization, in good standing; (b) have all requisite powers, and have all Governmental Approvals, including all approvals, concessions, grants, franchises and licenses, necessary to own or lease their properties and assets and carry on their business as now being or as proposed to be conducted and to do all things necessary or appropriate in respect of its business, except as would not be reasonably expected to have a Material Adverse Effect; (c) are duly qualified and are authorized to do business and are in good standing (to the extent applicable) in all jurisdictions in which the ownership, leasing or operation of their property or the nature of the business conducted by them makes such qualification necessary, except as would not be reasonably expected to have a Material Adverse Effect; and (d) have full power, authority and legal right to make, execute, deliver and perform their obligations under each of the Loan Documents to which it is a party, and has taken all corporate or other action necessary to authorize the making, execution, delivery and performance by them of each such Loan Document as has been executed and delivered as of each date this representation and warranty is made.

II.	Subsidiaries. Set forth in Exhibit VI hereof is a complete and accurate list of all Subsidiaries of the Borrower and Vrio as of the date hereof, showing as of the Borrowing Date the jurisdiction of its organization, and the direct and indirect ownership interest of the Borrower therein. All of the outstanding Capital Stock in each Subsidiary have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in such Subsidiary’s jurisdiction of organization) and are owned by the Borrower and Vrio, as applicable, or one or more of its Subsidiaries free and clear of all Liens (other than Permitted Liens).

III.	Due Authorization; No Conflict. The execution, delivery and performance by the Borrower and each Guarantor of each Loan Document to which it is or is to be a party have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not: (a) contravene its Organizational Documents, (b) violate any Applicable Law, judgment, award, injunction or similar legal restriction in effect; or (c) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or other contractual restriction binding upon or affecting it, any of its Subsidiaries or controlling shareholders, or any of its or their respective properties; or (d) result in the creation of any Lien on any of its or their properties.

IV.	No Additional Authorization Required. All Governmental Approvals and other actions by, and all notices to and filings, registrations and annotations with, any Governmental Authority, and all third-party approvals required for (a) the due execution, delivery and performance by the Borrower and each Guarantor of each Loan Document to which it is a party; (b) the legality, validity or enforceability of each Loan Document, have been obtained and are in full force and effect and true copies thereof have been provided to the Administrative Agent and the Initial Lenders; provided that the minutes of the quotaholders authorization of certain Brazilian Guarantors related to the transactions contemplated by the Loan Documents shall be registered with the applicable Board of Trade (Junta Comercial).

V.

Legal Effect. Each Loan Document has been duly executed and delivered by the Borrower and each Guarantor, and is a legal, valid and binding obligation of the Borrower and each Guarantor, as applicable, enforceable against the Borrower and each Guarantor in accordance with their terms, in each case, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization (recuperação judicial or recuperação extrajudicial) or other similar laws relating to or affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

VI.	Financial Statements.

(a)	Vrio has furnished to the Administrative Agent and the Initial Lenders the Vrio Financial Statements. The Borrower has furnished to the Administrative Agent and the Initial Lenders the Borrower Financial Statements. The Vrio Financial Statements and the Borrower Financial Statements are complete and correct and present fairly, as of the date therein, in all material respects, the financial position of the Borrower and the Guarantors as at such date and their results of operations and changes in financial position for such period, all of the foregoing with respect to the Vrio Financial Statements in accordance with GAAP;

(b)	None of the Borrower or any Guarantor has any material contingent liabilities, unusual forward or long-term commitments or unrealized losses, except (i) as disclosed in the financial statements referred to in clause (a) above or the notes thereto; (ii) as are not required by GAAP to be reserved or disclosed in the financial statements, as applicable; or (iii) to the extent such liabilities, commitments or losses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)	Since December 31, 2017, no event or circumstance has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

VII.	Ranking; Priority. The obligations evidenced by each of the Loan Documents are unconditional and unsubordinated obligations and will rank at all times at least pari passu with all its other unsecured and unsubordinated obligations, except obligations mandatorily preferred by operation of Applicable Law.

VIII.	No Actions or Proceedings. There is no litigation, action, suit, investigation, claim, arbitration or other proceeding pending or, to the knowledge of the Borrower and each Guarantor, threatened against any of the Borrower and each Guarantor or their Subsidiaries by or before any Governmental Authority or arbitrator that: (a) in the aggregate, has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (b) purports to affect the legality, validity, binding effect or enforceability of any of the Loan Documents or the transactions contemplated hereby.

IX.	Compliance with Applicable Law. Each of the Borrower, the Guarantors and its Subsidiaries is in compliance with all Applicable Laws, orders of any Governmental Authority applicable to it or its property, any obligations imposed by Applicable Law or entered into with any Governmental Authority, and all agreements and other instruments with or issued by a Governmental Authority that are binding on it or its property, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect.

X.	Commercial Activity; Absence of Immunity. Each of the Borrower and the Guarantors are subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the making and performance by it of such Loan Documents constitute private and commercial acts rather than public or governmental acts, to the extent such concepts are applicable. None of the Borrower and each Guarantor nor any of their respective properties is entitled to immunity on the grounds of sovereignty from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in connection therewith, arising under the Loan Documents.

XI.	Taxes. Each of the Borrower, the Guarantors and their Subsidiaries has filed all Tax returns required to be filed by it (taking into account any applicable extensions) and has paid all Taxes shown to be due thereon and payable, except (a) for those being contested in good faith by appropriate proceedings; or (b) as would not reasonably be expected to have a Material Adverse Effect.

XII.	Legal Form. The Loan Documents are (or upon their coming into existence will be) in proper legal form under their governing law for the enforcement thereof in accordance with their respective terms against the Borrower and each Guarantor party thereto; provided that, for the admissibility in evidence of any Loan Document before Brazilian courts: (a) the signatures of the parties signing each of the Loan Documents outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a consular official of Brazil or, if the place of signing is a contracting state to the Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated October 5, 1961, apostilled, or as otherwise provided by an international treaty to which Brazil is a signatory; (b) each of the Loan Documents executed in English must be accompanied by a translation into the Portuguese language transmitted by diplomatic or central authority or executed by a sworn translator; and (c) the documents referred to in clause (b) above must be registered with the appropriate Registry of Deeds and Documents.

XIII.	No Broker’s or Finder’s Fees. Except for this Agreement, there are no contracts, agreements or understandings between the Borrower and any Person that would give rise to a valid claim against the Borrower, any Guarantor or any Affiliate for a brokerage commission, finders’ fee or other like payment in connection with Loans.

XIV.

Full Disclosure. The information, reports, financial statements, certificates, exhibits and schedules furnished from time to time by (or on behalf of) the Borrower and each Guarantor or any of their Subsidiaries to the Administrative Agent or any Initial Lender in connection with the Loan Documents or delivered hereunder or pursuant thereto (other than (a) any information of a general economic or industry specific nature; (b) information provided by third parties; and (c) estimates and other forward-looking information) do not and will not contain any material misstatement of fact or, taken as a whole, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the date as of which such information is stated or certified, provided that, with respect to any projected financial information or appraisals that were prepared by or on behalf of any of the Borrower, each Guarantor or their Subsidiaries in connection with the transactions contemplated herein and delivered by the Borrower, each Guarantor or their Subsidiaries to the Administrative Agent or the Initial Lenders prior to the Borrowing Date (“Projections”), the Borrower and each Guarantor represents only that such Projections were prepared in good faith based on assumptions believed to be reasonable at the time of their preparation (and it is recognized by the Initial Lenders that (i) Projections and estimates are as to future events and are not to be viewed as facts; (ii) the Projections and estimates are subject to significant uncertainties and contingencies, many of which are beyond the Borrower’s and the Guarantors’ control; (c) no assurance can be given that any particular Projection or estimate will be realized; and (d) actual results during the period or periods covered by any such Projections or estimates may differ significantly from the projected results and such differences may be material).

XV.	Title to Assets. Each of the Borrower and the Guarantors and their Subsidiaries has good and marketable title to, or lawfully possesses a valid and subsisting leasehold estate in, all property or assets material to the business, free and clear of all Liens (other than Permitted Liens), and holds such title and all of such property or asset in its own name and not in the name of any nominee or other Person, except to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Borrower and Guarantors and their respective Subsidiaries have insured (after giving effect to any self-insurance) the material properties used or useful in its business in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

XVI.	Intellectual Property. Each of the Borrower and Guarantors and their respective Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents, patent applications and other intellectual property used in the conduct of its business as presently conducted, and the use thereof does not infringe upon the rights of any other Person, except, in each case, to the extent that it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

XVII.	No Default. No default of any covenant or obligation under the Loan Documents or Event of Default exists as of the Borrowing Date.

XVIII.	Solvency. Immediately after giving effect to the consummation of the transactions contemplated in the Loan Documents on the Borrowing Date (a) the fair value of the assets of the Borrower and the Guarantors (taken as a whole), at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the Borrower and the Guarantors, taken together, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) the Borrower and the Guarantors, taken together, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after such date.

XIX.

Labor Matters. None of the Borrower and/or each Guarantor is a party to any labor dispute, and there are no strikes, walkouts, lockouts or slowdowns against them pending or, to the best knowledge of the Borrower and each Guarantor, threatened, in each case, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There is no unfair labor practice complaint pending against any of the Borrower and each Guarantor or, to their best knowledge, threatened against the Borrower and each

Guarantor that would reasonably be expected to have a Material Adverse Effect. There is no grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement pending against any of the Borrower or each Guarantor or, to their best knowledge, threatened against them that would reasonably be expected to have a Material Adverse Effect.

XX.	Social and Environmental Matters.

(a)	Each of the Borrower and Guarantors is in compliance with the Social and Environmental Laws and the properties of the Borrower and each Guarantor do not contain in its best knowledge, and have not previously contained, Hazardous Materials in amounts or concentrations that constitute a violation of, or reasonably could give rise to liability under Social and Environmental Laws, and those properties and all operations at such properties are, and have been, in material compliance with Social and Environmental Laws, and there is no contamination at, under or about the properties which could interfere with the continued operation of such properties or materially impair the fair market value thereof, except, in each case, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)	the Borrower and Guarantors have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any Social and Environmental Laws for the conduct of their businesses and operations, and the ownership, operation and use of their property, and all such Environmental Permits are valid, effective and in good standing, except, in each case, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(c)	there is no material administrative, regulatory or judicial action, suit, written demand, directive, claim, lien, notice of non-compliance or violation, investigation or proceeding, notice of liability or potential liability, consent order or consent agreement arising under any Social and Environmental Laws, including (1) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to Social and Environmental Laws; and (2) by any Governmental Authority or any third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief pending or threatened, against any of the Borrower and/or Guarantors, or relating to the property owned, leased or operated by any of the Borrower or Guarantors or relating to their operations, and there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such claim, except, in each case, to the extent that the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

XXI.	Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws.

(a)	None of the Borrower, each Guarantor, their respective Affiliates or any Persons acting on behalf of the Borrower or any Guarantor is in violation of any Anti-Corruption Laws or anti-money laundering laws;

(b)	None of the Borrower or Guarantors, their respective Affiliates, and, to the best of their knowledge, their respective directors or officers, any Persons which control the Borrower or any Guarantor (whether directly or indirectly) or any Person acting on behalf of the Borrower or Guarantors is a Sanctioned Person;

(c)	None of the Borrower or Guarantors or any Person acting on behalf of the Borrower or any Guarantor (1) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any applicable Sanctions; or (2) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable Sanctions;

(d)	Each of the Borrower and the Guarantors has implemented and maintains in effect policies reasonably designed to promote compliance by the Borrower, the Guarantors and their respective directors, officers and employees, with any Sanctions, Anti-Corruption Laws and anti-money laundering laws; and

(e)	Neither the Borrower nor any Guarantors have been or are included on the SDN List, nor have a physical place of business in, nor are organized under the laws of, any Sanctioned Country.

XXII.	Use of Proceeds. The Borrower and the Guarantors will not use the proceeds of the Loans directly or, knowingly, indirectly, (a) to finance the activities or business (i) of or with any Sanctioned Person; or (ii) in, or with the government of, any of the Sanctioned Countries, except in each case, insofar as authorized by the Applicable Laws of Brazil or the United States of America; or (b) in a manner that violates the provisions of Social and Environmental Laws; or (c) in a manner that constitutes a breach of Anti-Corruption Laws.

XXIII.	DI Rate. Are aware and fully agree with the release and assessment procedures of the DI Rate, and the calculation of the Interest was freely agreed by the Borrower and Guarantors, in good faith.

6.	EXPENSES AND INDEMNIFICATION

6.1	Expenses. The Borrower and the Brazilian Guarantors, jointly and severally, agree to pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, in each case such counsels as already previously approved by the Borrower (regardless of the transactions herein and therein having been consummated); and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or the Initial Lenders (taken as a whole) (including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent or the Initial Lenders (taken as a whole) in Brazil and in New York and an additional single counsel in any jurisdiction in which the Administrative Agent and/or the Lender seek to enforce upon a Guarantee), in connection with any amendment, modification or waiver of the provisions of this Agreement and the other Loan Documents or the enforcement or protection of its rights under this Agreement and the other Loan Documents, including its rights under this this Section.

6.2	Indemnification. The Borrower and the Guarantors, jointly and severally, agree to indemnify the Administrative Agent (and any sub-agent thereof), each Initial Lender, and each Related Party of each of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any Guarantor) arising out of, in connection with, or as a result of:

I.	(a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the Parties of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby; (b) any Loan or the use or proposed use of the proceeds thereof; or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any Guarantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee; or (ii) to the extent arising from any dispute among Indemnitees and their Related Parties (other than any such suit brought against an Indemnitee in its capacity as Lender and other than any claims arising out of any act or omission on the part of the Borrower, the Guarantors or their respective affiliates); provided, further, that, the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise directly from a material breach of the obligations of such Indemnitee or any of its Related Parties under the Loan Documents; and

II.	final and non-appealable judgments in connection with respect to the use of proceeds of the Loans that violate any Social and Environmental Laws, in each case where such judgments have been determined by a court of competent jurisdiction.

7.	JOINDER

7.1	Joinder. Each of DIRECTV Argentina and Alpha Tel, upon execution and delivery of a Joinder hereto, shall become a Guarantor for all purposes of this Agreement.

7.2	Appointment of Attorney-in-Fact. Each Initial Lender hereby, irrevocably, pursuant to articles 684 and 685 of the Civil Code, as a condition to the transactions hereby appoints the Administrative Agent as its attorney-in-fact to accept, on its behalf, the offer set forth in the Joinder.

8.	TERM

8.1

Term. All covenants, agreements, representations and warranties made by each Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other Parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Initial Lender may have had notice or knowledge of any default or incorrect representation or warranty at the time any credit is extended hereunder and shall continue in full force and effect until the Termination Date. The provisions of Section 5 above, Section 6 above, Section 7 above, this Section 8, Section 9 below, Section 10 below, Section 11 below and Section 12 below shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the full payment of the Total Obligations, the expiration, termination of the Commitments or the termination of this Agreement or any provision hereof or the occurrence of the Termination Date.

9.	COMMUNICATIONS

9.1	Communications. All communications hereunder shall always be sent in writing (including by telecopy or electronic transmission), in Portuguese and English, to the addresses below, and they shall be deemed received upon delivery, by filing or upon “return receipt” issued by the Brazilian mail (Empresa Brasileira de Correios e Telégrafos). Communications made by electronic mail shall be deemed received on the date on which they are sent, provided that receipt thereof is confirmed by indicative (confirmation of receipt issued by the machine used by the sender). The change in any of the addresses below shall be communicated to other parties by the Party the address of which has changed.

I.	to the Borrower:

Sky Serviços de Banda Larga Ltda.

Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

With a copy to (which shall not constitute communication for the purposes of this Agreement):

Veirano Advogados

Avenida Brigadeiro Faria Lima 3477, 16º andar

04538-133 São Paulo, SP, Brazil

Attn.: Ricardo Veirano / Daniela Pellegrino Anversa

Telephone: (5511) 2313-5702 / (5511) 2313-5805

E-mail: ricardo.veirano@veirano.com.br / daniela.anversa@veirano.com.br

II.	to the Brazilian Guarantors, subject to Section 9.2 below:

(name of Brazilian Guarantor)

C/o. Sky Serviços de Banda Larga Ltda.

Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

With a copy to (which shall not constitute communication for the purposes of this Agreement):

GLA Brasil Ltda.

Avenida das Nações Unidas 12.901, 15º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Partel Participações Ltda.

Avenida das Nações Unidas 12.901, 14º andar, parte 1, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

ACOM Comunicações Ltda.

Avenida das Nações Unidas 12.901, 14º andar, parte 2

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

ACOM TV Ltda.

Avenida das Nações Unidas 12.901, 14º andar, parte 3, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Bahiasat Comunicações Ltda.

Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio Norte Km 3,5, Estrada do Coco

42700-000 Lauro de Freitas, BA, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

MMDS Bahia Ltda.

Avenida Santos Dumont 4.487, salas 252/253, parte B do Shopping Passeio Norte Km 3,5, Estrada do Coco

42700-000 Lauro de Freitas, BA, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

Veirano Advogados

Avenida Brigadeiro Faria Lima 3477, 16º andar

04538-133 São Paulo, SP, Brazil

Attn.: Ricardo Veirano / Daniela Pellegrino Anversa

Telephone: (5511) 2313-5702 / (5511) 2313-5805

E-mail: ricardo.veirano@veirano.com.br / daniela.anversa@veirano.com.br

III.	to the Offshore Guarantors, subject to Section 9.2 below:

(name of Offshore Guarantor)

C/o. Sky Serviços de Banda Larga Ltda.

Avenida das Nações Unidas 12.901, 14º andar, sala A, Torre Norte

04578-910 São Paulo, SP, Brazil

Attn.: Alexandre Martinez / Julian Garrido

Telephone: (5511) 2123-0310

E-mail: alexandre.martinez@sky.com.br/julian.garrido@sky.com.br

With a copy to (which shall not constitute communication for the purposes of this Agreement):

Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Vrio Holdco Inc.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Vrio Finco 1 LLC

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Vrio Finco 2 Inc.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Latin America, LLC

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV DTH Investment Ltd.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Galaxy Latin America Investments, LLC

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DS Technology, LLC

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Argentina S.A.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Chile, LLC

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Chile Televisión Ltda.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV de Uruguay Ltda.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Perú S.R.L.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Surfin, LLC

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Alpha Tel Holdings Ltd.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Alpha Tel S.A.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Colombia Ltda.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DTH Ecuador C. Ltda.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Ecuador C. Ltda.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DIRECTV Caribe Ltd.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

White Holding B.V.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Telecenter Panamerica, Ltda.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DTVLA Holdings, S.L.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

California Broadcast Center LLC

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DTVLA Coöperatief U.A.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

DTVLA B.V.

C/o. Vrio Corp.

One Rockefeller Plaza, 19th floor

New York, NY 10020, U.S.A.

Attn.: Michael Hartman

E-mail: mh125w@att.com

Sullivan & Cromwell LLP

125 Broad Street

New York, NY, 10004, U.S.A.

Attention: Ari Blaut

E-mail: blauta@sullcrom.com

IV.	to the Initial Lenders:

Banco Citibank S.A.

Avenida Paulista 1111, 10º andar

01311-920 São Paulo, SP, Brasil

Attn.: Luisa Glogowsky

Telephone: (11) 4009-7126

E-mail: luisa.glogowsky@citi.com

Goldman Sachs do Brasil Banco Múltiplo S.A.

Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte)

04542-000 São Paulo, SP, Brasil

Attn.: FICC-Operations-Brasil

Telephone: (5511) 3371 0830

E-mail: ficc-ops-br-cm@gs.com

Attn.: Departamento Jurídico

Telephone: (5511) 3371-0700

E-mail: gs-legal-brazil@gs.com

Banco J.P. Morgan S.A.

Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares

04538-905 São Paulo, SP, Brasil

Attn.: CPSD Brazil

Telephone: (5511) 4950-3873 / (5511) 4950-2979

E-mail: cpsd_brazil@jpmorgan.com

Banco Morgan Stanley S.A.

Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar

04538-132 São Paulo, SP, Brasil

Attn.: Elaine Souza

Telephone: (5511) 3048-6118

E-mail: spderivops@ms.com

Banco do Brasil S.A.

Avenida Paulista, 1230, 15° andar, Torre Matarazzo, Bela Vista

01311-200 São Paulo, SP, Brasil

Attn.: Alessandra Camperlingo

Telephone: (5511) 4298-6076

E-mail: alecampe@bb.com.br

Attn.: Sidnei Souza Muniz

Telephone: (5511) 4298-6099

E-mail: sidneimuniz@bb.com.br

Attn.: José Luiz Roman

Telephone: (5511) 4298-6634

E-mail: jlr@bb.com.br

Banco BNP Paribas Brasil S.A.

Avenida Presidente Juscelino Kubitschek 510, 12º andar

04543-906 São Paulo, SP, Brasil

Attn.: Paul Zelezik

Telephone: (5511) 3365.4527

E-mail: paul.zelezik@br.bnpparibas.com

Banco Bradesco S.A.

Avenida Brigadeiro Faria Lima 3064, 3º andar

01451-000 São Paulo, SP, Brasil

Attn.: Francisco Armando – Bradesco Corporate – Gerente Regional

Telephone: + 55 (11) 3847-9599

E-mail: francisco.armando@bradesco.com.br

Attn.: Hugo Keiti Oikawa Furumoto

Bradesco Corporate – Gerente de Relacionamento

Telephone: + 55 (11) 3847-5738

E-mail: hugo.furumoto@bradesco.com.br

Attn.: Thiago Munhoz – Bradesco BBI – Investment Banking

Telephone +55 (11) 3847-5300

E-mail: thiago.munhoz@bradescobbi.com.br

Attn.: Ricardo Tardelli Catelli – Bradesco BBI – Investment Banking

Telephone: + 55 (11) 3847-5315

E-mail: ricardo.catelli@bradescobbi.com.br

Attn.: Caroline Bianca Fracasso Bachiega

Bradesco Empréstimos e Financiamentos

Telephone: + 55 (11) 3847-5714

E-mail: caroline.fracasso@bradesco.com.br

Attn.: Renata Antonini Machida – Bradesco Jurídico

Telephone: + 55 (11) 3847-9740

E-mail: renata.machida@bradescobbi.com.br

Attn.: Juliana Leite de Figueiredo – Bradesco Jurídico

Telephone: + 55 (11) 3847-9722

E-mail: juliana.figueiredo@bradesco.com.br

Itaú Unibanco S.A.

Avenida Brigadeiro Faria Lima 3400, 10º andar, Itaim Bibi

04538-132 São Paulo, SP, Brasil

Attn.: Cleber Cavalcante Diniz

Telephone: (5511) 3708-2641

E-mail: ibba-miboperacoes@itaubba.com

Banco MUFG Brasil S.A.

Avenida Paulista 1274

01310-925, São Paulo, SP, Brasil

Attn.: Matheus Girardi Cavalari

Telephone: (5511) 3268-0328

E-mail: mgcavalari@br.mufg.jp

Attn.: Renato Ajimura

Telephone: (5511) 3268-0297

E-mail: rajimura@br.mufg.jp

Banco Safra S.A.

Avenida Paulista, 2100

01310-930 São Paulo, SP, Brasil

Attn.: Michele Jeronymo Fleissig

Telephone: (5511) 3175-7636

E-mail: michele.jeronymo@safra.com.br

Attn.: Thiago Schober Gonçalves Lima

Telephone: (5511) 3175-9816

E-mail: thiago.schober@safra.com.br

Banco Santander (Brasil) S.A.

Avenida Presidente Juscelino Kubitschek, 2041 e 2235, bloco A, 24º andar

04543-011 São Paulo, SP, Brasil

Attn.: Pol Font

Telephone: (5511) 3553-7121

E-mail: pfont@santander.com.br

Attn.: Álvaro Dantas

Telephone: (5511) 3012-7104

E-mail: adantas@santander.com.br

Banco Votorantim S.A.

Avenida das Nações Unidas, 14171, torre Ebony, 15º andar

04794-000 São Paulo, SP, Brasil

Attn.: Daniel Olivieri

Telephone: (5511) 5171-2232

E-mail: daniel.olivieri@bancovotorantim.com.br

Attn.: Allan Barreto

Telephone: (5511) 5171-2668

E-mail: allan.barreto@bancovotorantim.com.br

Attn.: Fernando Queiroz

Telephone: (5511) 5171-3439

E-mail: fernando.queiroz@bancovotorantim.com.br

V.	to the Administrative Agent:

Oliveira Trust Servicer S.A.

Rua Joaquim Floriano 1052, 13º andar

04534-004 São Paulo, SP, Brazil

Attn.: Antonio Amaro / Marcelo Andrade

Telephone: (5511) 3504-8100 / (5511) 3504-8199

E-mail: scc@oliveiratrust.com.br

9.2	Appointment of Attorney-in-Fact. Each Guarantor hereby, irrevocably, pursuant to articles 684 and 685 of the Civil Code, as a condition to the transactions hereby and until the full payment of the Total Obligations appoints the Borrower as its attorney-in-fact to receive, on its behalf, notices, summons and judicial inquiries, and each Guarantor hereby acknowledges that notices, summons and judicial inquiries will be valid for the purposes of Brazilian law. The Borrower shall inform each Guarantor the receipt of notices, summons and judicial inquiries addressed to such Guarantor.

10.	MISCELLANEOUS

10.1	Exhibits and Joinders. The Exhibits to this Agreement and the Joinders are an integral and supplementary part hereof.

10.2	Irrevocability; Binding Effect. The obligations undertaken in this Agreement are irrevocable and binding on the Parties and their successors, in any capacity, to full compliance therewith.

10.3	Amendment. Any amendment hereto will only be deemed valid if made in writing, in a proper instrument executed by the Parties, subject to the Intercreditor Agreement.

10.4	Severability. The invalidity or nullity, in whole or in part, of any of the sections of this Agreement shall not affect any other sections hereof, which shall remain valid and effective until compliance by the Parties with all their obligations set forth herein.

10.5	No Waiver or Loss of Right. Any tolerance, partial exercise or concession among the Parties shall be deemed mere liberality rather than waiver or loss of any right, entitlement, privilege, prerogative or powers granted (including power of attorney) and shall not result in novation, amendment, compromise, remission, modification or reduction of the rights and obligations arising out of this Agreement.

10.6	Extrajudicial Enforcement Instrument. The Borrower and the Guarantors acknowledge this Agreement as an extrajudicial enforcement instrument (título executivo extrajudicial), pursuant to article 784, clause III, of the Civil Procedure Code.

10.7	Specific Performance. For the purposes of this Agreement, the Initial Lenders may, in their sole discretion, seek specific performance of the obligations assumed hereunder by the Borrower and the Guarantors, pursuant to the provisions of articles 497 et seq., 538 and the provisions on the several enforcement types (article 797 et seq.), of the Civil Procedure Code, notwithstanding the right to accelerate the Total Obligations.

10.8	Other Benefits and Protections. In exercising its rights provided for herein, the Initial Lenders shall have all benefits and protections granted to them in the other Loan Documents.

10.9	Set-off. Each of the Borrower and the Brazilian Guarantors hereby authorizes the Lender to set-off any amounts owed to it by the Borrower or such Brazilian Guarantor to with any amounts owed by the Lender to the Borrower or such Brazilian Guarantor, as the case may be, thus applying the set-off pursuant to article 368 et seq. of the Civil Code.

10.10	Credit Information System. The Borrower represents that it will account this transaction in accordance with the accounting principles accepted in Brazil and authorizes the supply of information relating to the obligations undertaken herein or arising out of any credit transactions granted to it for registration in the Credit Information System of the Central Bank, as required by the Applicable Law.

10.11	Record Data. The Borrower and the Brazilian Guarantors hereby AUTHORIZE the Affiliates of the Lender and of the Administrative Agent, in Brazil and abroad, to ACCESS all their RECORD DATA and to obtain information of the Borrower and/or the Brazilian Guarantors relating to transactions carried out with any of the companies of the Lender and the Administrative Agent, for the purpose of (i) processing said information in operating systems pursuant to the law of the location where it shall be processed; and (ii) exchanging information with positive and negative credit systems and entities that provide credit information and restrictions registrations. The Borrower and any such companies controlling, controlled by or under common control with the Borrower, and its subsidiaries, representation offices, agents, and third parties may transfer or disclose any information relating to the Loan Documents, if such is required by law, court of law, regulatory agency, any authority or legal proceeding (that including administrative procedures and requests by the Internal Revenue Services).

11.	GOVERNING LAW

11.1	Governing Law. This Agreement will be governed by the laws of Brazil.

12.	VENUE

12.1	Venue. The venue of the Judicial District of the City of São Paulo, State of São Paulo, will be used to settle any disputes that may arise out of this Agreement, excluding any other.

In witness whereof, the Parties execute this Agreement in 18 (eighteen) equal counterparts, before the 2 (two) undersigned witnesses.

São Paulo, April 9, 2018.

(The signatures follow on the next pages.)

(Remainder of this page intentionally left blank.)

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

BORROWER:

SKY SERVIÇOS DE BANDA LARGA LTDA.

/s/ Luiz Eduardo Baptista Pinto Da Rocha	/s/ Julian Garrido Val Del Neto
Name: Luiz Eduardo Baptista Pinto da Rocha Title: Director	Name: Julian Garrido Val Del Neto Title: Director

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO CITIBANK S.A.

/s/ Guido Della Togna Neto	/s/ Fábio Baptista Ribeiro
Guido Della Togna Neto	Fábio Baptista Ribeiro

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

GOLDMAN SACHS DO BRASIL BANCO MÚLTIPLO S.A.

/s/ José Rodolfo Soares	/s/ Leorem Carneiro de Oliveira
Name: José Rodolfo Soares Title: Managing Director	Name: Leorem Carneiro de Oliveira Title: Vice President

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO J.P. MORGAN S.A.

/s/ Ricardo Leoni	/s/ Diego Salgado
Name: Ricardo Leoni Title: Attorney-in-Fact	Name: Diego Salgado Title: Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO MORGAN STANLEY S.A.

/s/ Alexandre Castanheira	/s/ Felipe Mattar
Name: Alexandre Castanheira Title: Managing Director	Name: Felipe Mattar Title: Managing Director

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO DO BRASIL S.A.

/s/ Alessandra Camperlingo
Name: Alessandra Camperlingo Title: General Manager

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO BNP PARIBAS BRASIL S.A.

/s/ Edson Carlos de Souza	/s/ Marcello Chiaro
Name: Edson Carlos de Souza Title: Attorney-in-Fact	Marcello Chiaro

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO BRADESCO S.A.

/s/ Debora Rodrigues	/s/ Márcia Dias
Debora Rodrigues	Márcia Dias

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

ITAÚ UNIBANCO S.A.

/s/ Cleber Cavalçante Diniz	/s/ Diego de Aquino Batista
Cleber Cavalçante Diniz	Diego de Aquino Batista

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO MUFG BRASIL S.A.

/s/ Luis Ricardo Couto Barry	/s/ Alan Beluomo Carneiro
Name: Luis Ricardo Couto Barry Title: Operations Manager	Name: Alan Beluomo Carneiro Title: Operations Manager

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO SAFRA S.A.

/s/ Sidney Mano	/s/ Eduardo Pinto de Oliveira
Sidney Mano	Name: Eduardo Pinto de Oliveira Title: Director

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO SANTANDER (BRASIL) S.A.

/s/ Luiz Guillherme C. Silveira	/s/ Alvaro Dantas
Name: Luiz Guillherme C. Silveira Title: Managing Director - DCM	Name: Alvaro Dantas Title: Superintendent

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

INITIAL LENDER:

BANCO VOTORANTIM S.A.

/s/ Allan Frota Barreto	/s/ Daniel Olivieri Silva
Name: Allan Frota Barreto Title: Attorney-in-Fact	Daniel Olivieri Silva

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

GUARANTORS:

GLA BRASIL LTDA.

/s/ Julian Garrido del val Neto
Name: Julian Garrido del val Neto Title: General Manager

PARTEL PARTICIPAÇÕES LTDA.

/s/ Edison Yoshiharu Kinoshita
Name: Edison Yoshiharu Kinoshita Title: Director

ACOM COMUNICAÇÕES LTDA.

/s/ Edison Yoshiharu Kinoshita
Name: Edison Yoshiharu Kinoshita Title: Director

ACOM TV LTDA.

/s/ Edison Yoshiharu Kinoshita
Name: Edison Yoshiharu Kinoshita Title: Director

BAHIASAT COMUNICAÇÕES LTDA.

/s/ Edison Yoshiharu Kinoshita
Name: Edison Yoshiharu Kinoshita Title: Director

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

GUARANTORS (CONT’D):

MMDS BAHIA LTDA.

/s/ Edison Yoshiharu Kinoshita
Name: Edison Yoshiharu Kinoshita Title: Director

VRIO CORP.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

VRIO HOLDCO INC.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

VRIO FINCO 1 LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

VRIO FINCO 2 INC.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

GUARANTORS (CONT’D):

DIRECTV LATIN AMERICA, LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DIRECTV DTH INVESTMENT LTD.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

GALAXY LATIN AMERICA INVESTMENTS, LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DS TECHNOLOGY, LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DIRECTV CHILE, LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

GUARANTORS (CONT’D):

DIRECTV CHILE TELEVISIÓN LTDA.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DIRECTV DE URUGUAY LTDA.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DIRECTV PERÚ S.R.L.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

SURFIN, LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

ALPHA TEL HOLDINGS LTD.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

GUARANTORS (CONT’D):

DIRECTV COLOMBIA LTDA.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DTH ECUADOR C. LTDA.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DIRECTV ECUADOR C. LTDA.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DIRECTV CARIBE LTD.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

WHITE HOLDING B.V.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

GUARANTORS (CONT’D):

TELECENTER PANAMERICA, LTDA.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DTVLA HOLDINGS, S.L.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

CALIFORNIA BROADCAST CENTER LLC

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DTVLA COÖPERATIEF U.A.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

DTVLA B.V.

/s/ Daniela Pellegrino Anversa
Daniela Pellegrino Anversa Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

ADMINISTRATIVE AGENT:

OLIVEIRA TRUST SERVICER S.A.

/s/ Fernando Nunes Luis	/s/ Bruna Souza Noel
Name: Fernando Nunes Luis Title: Attorney-in-Fact	Name: Bruna Souza Noel Title: Attorney-in-Fact

Master Facilities Agreement (Contrato de Abertura de Crédito), entered into on April 9, 2018, among Sky Serviços de Banda Larga Ltda., among others – Signature Page.

Witnesses:

/s/ Daniela Cristina Scarabelli	/s/ Cintia Ferreira dos Santos
Name: Daniela Cristina Scarabelli RG: 24.411.564-3 SSP/SP CPF/MF: 291.048.948-55	Name: Cintia Ferreira dos Santos RG: 42.484.408-4 SSP/SP CPF/MF: 420.973.488-45

MASTER FACILITIES AGREEMENT

(CONTRATO DE ABERTURA DE CRÉDITO)

EXHIBIT I

FORM OF BORROWING NOTICE

(Letterhead paper of the Borrower)

São Paulo, (date).

Banco Citibank S.A.

Avenida Paulista 1111, 10º andar

01311-920 São Paulo, SP, Brazil

Attn.: Luisa Glogowsky

Goldman Sachs do Brasil Banco Múltiplo S.A.

Rua Leopoldo Couto Magalhães Jr. 700, 16º andar (parte), 17º andar e 18º andar (parte)

04542-000 São Paulo, SP, Brazil

Attn.: FICC-Operations-Brasil

Banco J.P. Morgan S.A.

Avenida Brigadeiro Faria Lima 3729, 6º, 7º e 10º ao 15º andares

04538-905 São Paulo, SP, Brazil

Attn.: CPSD Brazil

Banco Morgan Stanley S.A.

Avenida Brigadeiro Faria Lima 3600, 6º andar e 8º andar

04538-132 São Paulo, SP, Brazil

Attn.: Elaine Souza

Banco do Brasil S.A.

Avenida Paulista, 1230, 15° andar, Torre Matarazzo, Bela Vista

01311-200 São Paulo, SP, Brazil

Attn.: Alessandra Camperlingo / Sidnei Souza Muniz / José Luiz Roman

Banco BNP Paribas Brasil S.A.

Avenida Presidente Juscelino Kubitschek 510, 12º andar

04543-906 São Paulo, SP, Brazil

Attn.: Paul Zelezik

Banco Bradesco S.A.

Av. Brigadeiro Faria Lima, 3064, 3º andar

01451-000 São Paulo, SP, Brazil

Attn.: Francisco Armando / Hugo Keiti Oikawa Furumoto / Thiago Munhoz / Ricardo Tardelli Catelli / Caroline Bianca Fracasso Bachiega / Renata Antonini Machida / Juliana Leite de Figueiredo

Itaú Unibanco S.A.

Avenida Brigadeiro Faria Lima 3400, 10º andar, Itaim Bibi

04538-132 São Paulo, SP, Brazil

Attn.: Cleber Cavalcante Diniz

Banco MUFG Brasil S.A.

Avenida Paulista 1274

01310-925, São Paulo, SP, Brazil

Attn.: Matheus Girardi Cavalari / Renato Ajimura

Banco Safra S.A.

Avenida Paulista 2100

01310-930 São Paulo, SP, Brazil

Attn.: Michele Jeronymo Fleissig / Thiago Schober Gonçalves Lima

Banco Santander (Brasil) S.A.

Avenida Presidente Juscelino Kubitschek, 2041 e 2235, bloco A, 24º andar

04543-011 São Paulo, SP, Brazil

Attn.: Pol Font / Álvaro Dantas

Banco Votorantim S.A.

Av das Nações Unidas, 14171, torre Ebony, 15º andar

04794-000 São Paulo, SP, Brazil

Attn.: Daniel Olivieri / Allan Barreto / Fernando Queiroz

Oliveira Trust Servicer S.A.

Rua Joaquim Floriano 1052, 13º andar

04534-004 São Paulo, SP, Brazil

Attn.: Antonio Amaro / Marcelo Andrade

Borrowing Notice

Dear Sirs,

We refer to the “Master Facilities Agreement”, entered into on April 9, 2018, by and among Sky Serviços de Banda Larga Ltda. (“Borrower”), Banco Citibank S.A. (“Citi”), Goldman Sachs do Brasil Banco Múltiplo S.A. (“Goldman Sachs”), Banco J.P. Morgan S.A. (“J.P. Morgan”), Banco Morgan Stanley S.A. (“Morgan Stanley”), Banco do Brasil S.A. (“BB”), Banco BNP Paribas Brasil S.A. (“BNP Paribas”), Banco Bradesco S.A. (“Bradesco”), Itaú Unibanco S.A. (“Itaú”), Banco MUFG Brasil S.A. (“MUFG”), Banco Safra S.A. (“Safra”), Banco Santander (Brasil) S.A. (“Santander”) and Banco Votorantim S.A. (“Votorantim”), as initial lenders (jointly referred to as “Initial Lenders”), the guarantors party thereto, and Oliveira Trust Servicer S.A., as administrative agent (“Master Agreement”). We hereby request that the Initial Lenders make a disbursement with the following characteristics:

Borrowing date: April (•), 2018 (“Borrowing Date”);

Principal:

(i)	Citi: R$357,000,000.00 three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(ii)	Goldman Sachs: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

2

(iii)	J.P. Morgan: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(iv)	Morgan Stanley: R$178,500,000.00 (one hundred and seventy eight million, five hundred thousand Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(v)	BB: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(vi)	BNP: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(vii)	Bradesco: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(viii)	Itaú: R$357,000,000.00 (three hundred and fifty-seven million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(ix)	MUFG: R$178,500,000.00 (one hundred and seventy eight million, five hundred thousand Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(x)	Safra: R$175,000,000.00 (one hundred and seventy-five million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement;

(xi)	Santander: R$175,000,000.00 (one hundred and seventy-five million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement; and

(xii)	Votorantim: R$175,000,000.00 (one hundred and seventy-five million Reais), corresponding to the CCBs with the numbers and original Principal amounts described in Exhibit III to the Master Agreement.

Pursuant to the Master Agreement and CCBs, the loan shall be made upon credit to the account indicated in CCBs.

We represent for all purposes that all Conditions Precedent will be satisfied on or before the Borrowing Date.

Capitalized terms used in this Borrowing Notice have the same meaning given to them in the Master Agreement.

Regards,

SKY SERVIÇOS DE BANDA LARGA LTDA.

Name: Title:	Name: Title:

* * * * *

3

MASTER FACILITIES AGREEMENT

EXHIBIT II

FORM OF CCB

The document begins on the following page.

MASTER FACILITIES AGREEMENT

EXHIBIT III

CCBS

	Initial Lender	CCB No.	Original Principal Amount
1.	Banco Citibank S.A.	SKY0001	R$	51.000.000,00
2.	Banco Citibank S.A.	SKY0002	R$	51.000.000,00
3.	Banco Citibank S.A.	SKY0003	R$	51.000.000,00
4.	Banco Citibank S.A.	SKY0004	R$	51.000.000,00
5.	Banco Citibank S.A.	SKY0005	R$	51.000.000,00
6.	Banco Citibank S.A.	SKY0006	R$	51.000.000,00
7.	Banco Citibank S.A.	SKY0007	R$	51.000.000,00
8.	Goldman Sachs do Brasil Banco Múltiplo S.A.	001/2018	R$	50.000.000,00
9.	Goldman Sachs do Brasil Banco Múltiplo S.A.	002/2018	R$	50.000.000,00
10.	Goldman Sachs do Brasil Banco Múltiplo S.A.	003/2018	R$	50.000.000,00
11.	Goldman Sachs do Brasil Banco Múltiplo S.A.	004/2018	R$	50.000.000,00
12.	Goldman Sachs do Brasil Banco Múltiplo S.A.	005/2018	R$	50.000.000,00
13.	Goldman Sachs do Brasil Banco Múltiplo S.A.	006/2018	R$	25.000.000,00
14.	Goldman Sachs do Brasil Banco Múltiplo S.A.	007/2018	R$	25.000.000,00
15.	Goldman Sachs do Brasil Banco Múltiplo S.A.	008/2018	R$	25.000.000,00
16.	Goldman Sachs do Brasil Banco Múltiplo S.A.	009/2018	R$	32.000.000,00
17.	Banco J.P. Morgan S.A.	SKY0001	R$	50.000.000,00
18.	Banco J.P. Morgan S.A.	SKY0002	R$	50.000.000,00
19.	Banco J.P. Morgan S.A.	SKY0003	R$	50.000.000,00
20.	Banco J.P. Morgan S.A.	SKY0004	R$	50.000.000,00
21.	Banco J.P. Morgan S.A.	SKY0005	R$	50.000.000,00
22.	Banco J.P. Morgan S.A.	SKY0006	R$	50.000.000,00
23.	Banco J.P. Morgan S.A.	SKY0007	R$	57.000.000,00
24.	Banco Morgan Stanley S.A.	201800001	R$	25.000.000,00
25.	Banco Morgan Stanley S.A.	201800002	R$	25.000.000,00
26.	Banco Morgan Stanley S.A.	201800003	R$	25.000.000,00
27.	Banco Morgan Stanley S.A.	201800004	R$	25.000.000,00
28.	Banco Morgan Stanley S.A.	201800005	R$	25.000.000,00
29.	Banco Morgan Stanley S.A.	201800006	R$	25.000.000,00
30.	Banco Morgan Stanley S.A.	201800007	R$	28.500.000,00
31.	Banco do Brasil S.A.	191.101.042	R$	357.000.000,00
32.	Banco BNP Paribas Brasil S.A.	CCB-00014/18	R$	25.000.000,00
33.	Banco BNP Paribas Brasil S.A.	CCB-00015/18	R$	25.000.000,00
34.	Banco BNP Paribas Brasil S.A.	CCB-00016/18	R$	25.000.000,00
35.	Banco BNP Paribas Brasil S.A.	CCB-00017/18	R$	25.000.000,00
36.	Banco BNP Paribas Brasil S.A.	CCB-00018/18	R$	25.000.000,00
37.	Banco BNP Paribas Brasil S.A.	CCB-00019/18	R$	25.000.000,00
38.	Banco BNP Paribas Brasil S.A.	CCB-00020/18	R$	25.000.000,00
39.	Banco BNP Paribas Brasil S.A.	CCB-00021/18	R$	25.000.000,00
40.	Banco BNP Paribas Brasil S.A.	CCB-00022/18	R$	25.000.000,00
41.	Banco BNP Paribas Brasil S.A.	CCB-00023/18	R$	25.000.000,00
42.	Banco BNP Paribas Brasil S.A.	CCB-00024/18	R$	25.000.000,00
43.	Banco BNP Paribas Brasil S.A.	CCB-00025/18	R$	27.000.000,00
44.	Banco BNP Paribas Brasil S.A.	CCB-00026/18	R$	27.000.000,00
45.	Banco BNP Paribas Brasil S.A.	CCB-00027/18	R$	28.000.000,00
46.	Banco Bradesco S.A.	237.2372.271402-1	R$	357.000.000,00
47.	Itaú Unibanco S.A.	100118040006000	R$	50.000.000,00
48.	Itaú Unibanco S.A.	100118040006100	R$	50.000.000,00
49.	Itaú Unibanco S.A.	100118040006200	R$	50.000.000,00
50.	Itaú Unibanco S.A.	100118040006300	R$	50.000.000,00
51.	Itaú Unibanco S.A.	100118040006400	R$	50.000.000,00
52.	Itaú Unibanco S.A.	100118040006600	R$	50.000.000,00

53.	Itaú Unibanco S.A.	100118040006700	R$	57.000.000,00
54.	Banco MUFG Brasil S.A.	201800825	R$	25.000.000,00
55.	Banco MUFG Brasil S.A.	201800826	R$	25.000.000,00
56.	Banco MUFG Brasil S.A.	201800827	R$	25.000.000,00
57.	Banco MUFG Brasil S.A.	201800828	R$	25.000.000,00
58.	Banco MUFG Brasil S.A.	201800829	R$	25.000.000,00
59.	Banco MUFG Brasil S.A.	201800830	R$	25.000.000,00
60.	Banco MUFG Brasil S.A.	201800831	R$	28.500.000,00
61.	Banco Safra S.A.	6354932	R$	60.000.000,00
62.	Banco Safra S.A.	6354941	R$	60.000.000,00
63.	Banco Safra S.A.	6354860	R$	55.000.000,00
64.	Banco Santander (Brasil) S.A.	000270159718	R$	25.000.000,00
65.	Banco Santander (Brasil) S.A.	000270159918	R$	25.000.000,00
66.	Banco Santander (Brasil) S.A.	000270160018	R$	25.000.000,00
67.	Banco Santander (Brasil) S.A.	000270160118	R$	25.000.000,00
68.	Banco Santander (Brasil) S.A.	000270160218	R$	25.000.000,00
69.	Banco Santander (Brasil) S.A.	000270160318	R$	25.000.000,00
70.	Banco Santander (Brasil) S.A.	000270160418	R$	25.000.000,00
71.	Banco Votorantim S.A.	121347-0	R$	25.000.000,00
72.	Banco Votorantim S.A.	121348-4	R$	25.000.000,00
73.	Banco Votorantim S.A.	121349-8	R$	25.000.000,00
74.	Banco Votorantim S.A.	121350-1	R$	25.000.000,00
75.	Banco Votorantim S.A.	121351-5	R$	25.000.000,00
76.	Banco Votorantim S.A.	121352-2	R$	25.000.000,00
77.	Banco Votorantim S.A.	121353-7	R$	25.000.000,00

	Total		R$	3.381.000.000,00

2

MASTER FACILITIES AGREEMENT

EXHIBIT IV

FORM OF LETTER OF GUARANTEE – NY LAW

The document begins on the following page.

MASTER FACILITIES AGREEMENT

EXHIBIT V

FORM OF INTERCREDITOR AGREEMENT

The document begins on the following page.

MASTER FACILITIES AGREEMENT

EXHIBIT VI

LIST OF SUBSIDIARIES OF THE BORROWER AND VRIO

VRIO – LIST OF SUBSIDIARIES

Legal Entity Name	Place of Incorporation/ Formation
ACOM Comunicações Ltda.	Brazil
ACOM TV Ltda.	Brazil
Alpha Tel Holdings Ltd	Cayman Islands
Alpha Tel S.A.	Argentina
Bahiasat Comunicações Ltda.	Brazil
California Broadcast Center LLC	Delaware
DIRECNET S.A.C.	Peru
DIRECTV (Barbados) Ltd.	Barbados
DIRECTV Argentina S.A.	Argentina
DIRECTV Bolivia S.R.L.	Bolivia
DIRECTV Caribe Ltd	St. Lucia
DIRECTV Chile Televisión Ltda. (D/B/A: “DIRECTV Chile Ltda.”)	Chile
DIRECTV Chile, LLC	Delaware
DIRECTV Colombia Ltda.	Colombia
DIRECTV Curaçao N.V.	Curacao
DIRECTV de Paraguay S.R.L.	Paraguay
DIRECTV de Uruguay Ltda.	Uruguay
DIRECTV DTH Investment Ltd.	Cayman Islands
DIRECTV Ecuador C. Ltda.	Ecuador
DIRECTV Latin America, LLC	Delaware
DIRECTV Mexico Holdings LLC	Delaware
DIRECTV Peru S.R.L.	Peru
DIRECTV Trinidad Limited	Trinidad & Tobago
DS Technology, LLC	Delaware
DTH Ecuador C. Ltda.	Ecuador
DTVLA B.V.	Netherlands
DTVLA Coöperatief U.A.	Netherlands
DTVLA Holdings, S.L.	Spain
Galaxy Entertainment de Venezuela, C.A.	Venezuela
Galaxy Latin America Investments, LLC	Delaware
Galaxy Latin America Venezuela S.R.L.	Venezuela
GLA Brasil Ltda.	Brazil
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
Latin American Sports, LLC	Delaware
MMDS Bahia, Ltda.	Brazil
Partel Participações Ltda.	Brazil
Servicios Galaxy Sat III R, C.A.	Venezuela
Sky Serviços de Banda Larga Ltda. (D/B/A: “SKY Brasil”)	Brazil
SurFin LLC	Delaware
T2Green Equipos S.R.L	Argentina
T2Green Golf S.R.L.	Argentina
Telecenter Panamerica Ltda.	Colombia
Vrio Holdco Inc.	Delaware
Vrio Finco 1 LLC	Delaware
Vrio Finco 2 Inc.	Delaware
White Holding Mexico S. de R.L. de C.V.	Mexico
White Holding B.V.	Netherlands

Borrower – List of Subsidiaries

Legal Entity Name	Place of Incorporation/ Formation	Ownership Interest of Borrower
ACOM Comunicações Ltda.	Brazil	100%
ACOM TV Ltda.	Brazil	100%
Bahiasat Comunicações Ltda.	Brazil	100%
DS Technology, LLC	Delaware	50%
MMDS Bahia, Ltda.	Brazil	100%
Partel Participações Ltda.	Brazil	100%

2

MASTER FACILITIES AGREEMENT

EXHIBIT VII

FORM OF JOINDER

São Paulo, April 9, 2018.

Oliveira Trust Servicer S.A.

Rua Joaquim Floriano 1052, 13º andar

04534-004 São Paulo, SP, Brazil

Attn.: Antonio Amaro / Marcelo Andrade

Ref: Offer Letter No. (1/2018) {or} (2/2018)

Dear Sirs,

(DIRECTV ARGENTINA S.A., a sociedad anonima existing pursuant to the laws of the Republic of Argentina, with its registered office at Paraguay 610, Floor 28, City of Buenos Aires, Republic of Argentina, represented herein pursuant to its organizational documents) {or} (ALPHA TEL S.A., a sociedad anonima existing pursuant to the laws of the Republic of Argentina, with its registered office at Paraguay 610, Floor 28, City of Buenos Aires, Republic of Argentina, represented herein pursuant to its organizational documents) (“Company”), hereby addresses OLIVEIRA TRUST SERVICER S.A., a corporation with its branch in the City of São Paulo, State of São Paulo, Brazil, at Rua Joaquim Floriano 1052, 13º andar, enrolled with the CNPJ under No. 02.150.453/0002-00 (“Administrative Agent”), as representative of the Initial Lenders (as defined below), making reference to the “Master Facilities Agreement”, entered into on April 9, 2018, by and among Sky Serviços de Banda Larga Ltda., the lenders party thereto (“Initial Lenders”), the guarantors party thereto and the Administrative Agent (“Master Agreement”).

In this regard, the Company has executed this offer (“Offer”) to enter into a joinder to the Master Agreement (“Joinder”) for the Company to become a party to the Master Agreement, pursuant to Section 7 of the Master Agreement, and be legally bound thereby as a Guarantor, assuming all covenants, making all representations and otherwise subject to all terms and conditions applicable to a Guarantor pursuant to the Master Agreement, as if it had executed the Master Agreement.

If accepted, this Joinder shall be deemed to be part of the Master Agreement and together with the Master Agreement shall form a single agreement among the parties (including the signatory) to the Master Agreement.

This Offer will be valid for 5 (five) Business Days (as defined in the Master Agreement) as of the date in which it is received by the Administrative Agent, and it shall be deemed accepted upon receipt by the Company, of a written notice executed in accordance with the terms set forth in Exhibit A to such effect as of the date in which such written notice is received. In case this Offer is not accepted within this period, it shall terminate and be of no effect whatsoever.

This Joinder Agreement will be governed and construed by the laws of Brazil.

The venue of the Judicial District of the City of São Paulo, State of São Paulo, will be used to settle any disputes that may arise out of this Joinder Agreement, excluding any other.

Sincerely,

(DIRECTV Argentina S.A.) {or} (Alpha Tel S.A.)

Name: Title:

Witnesses:

Name: RG: CPF/MF:	Name: RG: CPF/MF:

* * * * *

2

EXHIBIT A

ACCEPTANCE LETTER

São Paulo, April 9, 2018.

(DIRECTV Argentina S.A.) {or} (Alpha Tel S.A.)

Paraguay 610, 28th Floor

City of Buenos Aires

Argentina

Ref: Offer Letter No. (1/2018) {or} (2/2018)

Dear Sirs,

We hereby accept your Offer Letter No. (1/2018) {or} (2/2018) of April 9, 2018.

Yours very truly,

OLIVEIRA TRUST SERVICER S.A.

Name: Title:	Name: Title:

* * * * *

3